As filed with the Securities and Exchange Commission on November 27, 2007

Registration No. (____________________________)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1/AMENDMENT #2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COASTAL PACIFIC MINING CORP.

(Exact Name of Registrant as specified  in its charter)

Alberta	1040	N/A
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S Employer Identification No.)

927 Drury Avenue N.E.,

Calgary, Alberta, T2E 0M3

Tel: (403) 475-3400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Demiantschuk, Milley Burke & Hoffinger LLP

1200, 1015-4th Street S.W.,

Calgary, Alberta T2R 1J4

Tel: (403) 252-9937

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:

Peter J. Gennuso, Esq.

Gersten Savage LLP

600 Lexington Avenue

New York, NY 10022

Tel: (212) 752-9700  Fax: (212) 980-5192

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement is effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Shares, no par value	5,500,000	$0.03	$165,000	$5.07

(1)  Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this Prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated November 27, 2007

COASTAL PACIFIC MINING CORP.

5,500,000 Shares of Common Stock

This Prospectus relates to the sale of up to 5,500,000 Common Shares without par value (“Common Shares”) by Coastal Pacific Mining Corp., an Alberta, Canada, company, extra-provincially registered in the Province of British Columbia, Canada.  This offering will be conducted on a best efforts basis for up to ninety (90) days following the date of this Prospectus at a fixed price of $0.03 per Common Share.

Before purchasing any of the Common Shares covered by this Prospectus, carefully read and consider the risk factors included in the section entitled “Risk Factors” beginning on page 4.  These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment.  There is currently no public trading market for the securities.

Neither the United States Securities and Exchange Commission (“SEC”), the Alberta Securities Commission, the British Columbia Securities Commission, or any state or provincial securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

Because the Offering is being done on a best-efforts basis and there is no minimum number of Common Shares that must be sold by us during the 90-day selling period, we may receive little or no proceeds if we are not successful in selling the Common Shares.  Our employees, officer or directors, none of whom are registered broker-dealers, will not receive a commission or other compensation for shares sold by them.

This Prospectus is part of a registration statement we filed with the SEC.  If the SEC declares the registration statement effective, Coastal Pacific Mining Corp. may sell up to 5,500,000 Common Shares.  We will update this Prospectus, from time to time, to include new information about us, and we will file supplements to the Prospectus with the SEC.  You should carefully read this Prospectus, any Prospectus supplement, and the information we, from time to time, file with the SEC as described under the caption “Where You Can find Additional Information.”  In this Prospectus, unless the context otherwise requires, “Coastal Pacific,” “we,” “us” and “our” refer to Coastal Pacific Mining Corp.; incorporated in the Province of Alberta, Canada, and extra-provincially registered in the Province of British Columbia, Canada.

The date of this Prospectus is November 27, 2007.

You should rely only on the information contained in this Prospectus.  We have not authorized anyone, including any salesperson or broker, to give oral or written information about this Offering, Coastal Pacific Mining Corp., or the Common Shares offered hereby that is different from the information included in this Prospectus.  If anyone provides you with different information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in this Prospectus is accurate only as of the date on the front cover of this Prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date.

This Prospectus is not an offer to sell any securities other than the Common Shares offered hereby.  This Prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	6
IDENTITY OF DIRECTORS, SENIOR MANAGEMENT AND ADVISERS	13
OFFER STATISTICS AND EXPECTED TIME TABLE	14
KEY INFORMATION	14
INFORMATION ON THE COMPANY	16
OPERATING AND FINANCIAL REVIEW AND PROSPECTS	22
PLAN OF OPERATIONS	22
DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES	27
MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS	29
FINANCIAL INFORMATION	30
THE OFFER AND LISTING	30
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	48
DESCRIPTION OF SECURITIES OTHER THAN EQUITY SECURITIES	48
MATERIAL CHANGES	49
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	49
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	49
WHERE YOU CAN FIND MORE INFORMATION	49
FINANCIAL STATEMENTS TO JULY 31, 2007	F-1
FINANCIAL STATEMENTS TO APRIL 30, 2007	F-6

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.  Prospective investors should consider carefully the information discussed under “Risk Factors.”  An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.  In this Prospectus, references to “U.S. dollars” or “US$” are to the currency of the United States, and references to, unless otherwise indicated, “Canadian dollars” or “Cdn$” are the currency of Canada.  If not otherwise specified, amounts are given in Canadian Dollars.

Our Company

We were incorporated in the Province of Alberta on March 27, 2007.  We were extra-provincially registered in the Province of British Columbia on April 26, 2007.  Our business address is 927 Drury Avenue N.E., Calgary, Alberta, Canada.  Our telephone number is (403) 475-3400.  We are a natural resource exploration stage company and anticipate acquiring, exploring, and if warranted and feasible, developing natural resource properties.  We currently hold a 100% interest in Tenure Number 530021 registered with the Government of British Columbia, Ministry of Energy, Mines and Petroleum Resources, known as the Violet East Claim, Axe Property, Liard Mining Division, located in the Stikine region of northwestern British Columbia, Canada, approximately 118.06 miles (190 km) north of Stewart, British Columbia (the “Violet East Claim”).  Our valuation of the Violet East Claim and our decision to stake these claims was based on a report filed in the public domain and prepared for Ascot Resources Ltd.  The claims were located and staked using an online claim staking system operated by the Province of British Columbia, Canada , and were selected from a seamless geological staking map.  We will only have the mineral rights to the area staked.  The online system used is called “Mineral Titles Online”.  In order to stake the claims we are required to hold a valid Free Miners License, which we currently hold and will maintain on an annual basis.  These claims were originally staked by another company based on their belief that the property had an excellent potential for hosting porphyry copper-gold mineralization.  Initial work was carried out on these properties by an engineering firm on behalf of Ascot Resources Ltd. in 1989 but according to public reports filed was limited to prospecting and stream silt and rock geochemical sampling.  The work indentified a number of highly anomalous drainages and rock geochemical targets on the property, according to a report filed in the public domain, which is where the Company obtained its information included in this prospectus.  During 1990, a reconnaissance follow-up program was undertaken and led to discovery of the Petal, Violet and Violet East showings.  An extensive phase of exploration continued in 1991 which consisted of grid mapping and sampling in the prime target areas and further reconnaissance prospecting.  The engineering and assessment report prepared on November 15, 1991 , and published in the public domain, was reviewed by our management .  Mr. Garland Stevens undertook a site visit to the Violet East Claim during September 2005, a time when he owned the Violet East Claims.  We purchased the Violet East Claims from Mr. Garland Stevens, who is an officer and director of the Company, on April 30, 2007.  Based on a review of the geological report , which we have obtained as a matter of public record, we have determined to undertake our own geological analysis of the Violet East claims with a first phase program to include prospecting and contour soil sampling to follow-up on showings described in the report as highly anomalous copper-gold values obtained in rock, silt and soil samples.  We expect this initial sampling program to identify targets for follow-up trenching and drill testing .  We have not yet retained a geologist or a firm of geologists to undertake this exploration program.  We will interview and retain a qualified geologist upon the completion of our offering as we do not presently have sufficient funds to undertake the work program we anticipate.  See “DESCRIPTION OF BUSINESS – Principal Exploration Project.”

No commercially viable mineral deposit may exist on our mineral claims.  Our plan of operations is to carry out geological analysis of these claims as described above in order to ascertain whether they possess deposits of gold and copper.  We can provide no assurance to investors that our mineral claims contain a commercially viable mineral deposit until appropriate exploratory work is done and an evaluation based on that work concludes further work programs are justified.  As of the date of this Prospectus, we are not in possession of any more recent data on the Violet East Claim, in British Columbia, Canada.  As of the date of this Prospectus, we are not in possession of sufficient data to provide reliable estimates on the poundage and quality of the potential gold and copper or copper resources which may exist on the Violet East Claim.  At the time of this Prospectus, we have no known reserves on our minerals claims.

For the period from March 27, 2007, to the filing of this Prospectus, we have not generated any revenue.

THE OFFERING

Common Shares offered	5,500,000 Common Shares
Common Shares to be outstanding after this offering(1)	17,900,000 Common Shares
Use of Proceeds

The proceeds from the sale of the Common Shares are intended to be used for exploration and general working capital purposes.  See “USE OF PROCEEDS” section below for a discussion of the use of the proceeds by us.

Plan of Distribution	The offering of our Common Shares is being made by the Company. The offering will be conducted by the directors and officers of the Company.

Risk Factors

Investing in our Common Shares involves a high degree of risk.  You should carefully review and consider the risks set forth under “Risk Factors,” as well as the other information contained in this Prospectus before purchasing any of our Common Shares.

Symbol	Not listed.

Coastal Pacific’s Authorized Share Capital
Number of Shares of Common Shares:
Authorized:	Unlimited Shares no par value
Issued and Outstanding as at the date of this Prospectus:	12,400,000

Number of Shares of Preferred Stock:
Authorized:	Unlimited Shares
Issued and Outstanding:	None
(1) Includes 12,400,000 Common Shares currently outstanding.

RISK FACTORS

An investment in our securities should be considered highly speculative due to various factors, including the nature of our business and the present stage of our development.  An investment in our securities should only be undertaken by persons who have sufficient financial resources to afford the total loss of their investment.  In addition to the usual risks associated with investment in a business, the following is a general description of significant risk factors which should be considered.  You should carefully consider the following material risk factors and all other information contained in this Prospectus before deciding to invest in our Common Shares.  If any of the following risks occur, our business, financial condition and results of operations could be materially and adversely affected.  Additional risks and uncertainties we do not presently know or that we currently deem immaterial may also impair our business, financial condition or operating results.

RISKS RELATING TO OUR BUSINESS

1.

We have no operating history and have earned no revenues to date.

We have no operating history or revenues.  We expect to incur losses in the foreseeable future due to significant costs associated with our business development, including costs associated with our operations.  There can be no assurance that our operations will ever generate sufficient revenues to fund our continuing operations or that we will ever generate positive cash flow from our operations.  Further, we can give no assurance that we will attain or thereafter sustain profitability in any future period.

2.

Mineral exploration is highly speculative in nature and there can be no certainty of our successful development of profitable commercial mining operations.

The exploration and the development of mineral properties involve significant risks which even a combination of careful evaluation, experience and knowledge may not eliminate.  While the discovery of an ore body may result in substantial rewards, few properties which are explored are ultimately developed into producing mines.  Substantial expenses may be incurred to locate and establish mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site.  Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade, and proximity to infrastructure; metals prices which are highly cyclical; drilling and other related costs which appear to be rising; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

Although we do not currently operate a mine on the Violet East Claim, we intend to pursue the development of a gold mine at the Violet East Claim.  There is no certainty that the expenditures made by us towards the exploration and evaluation of mineral deposits will result in discoveries of commercial quantities of ore.

3.

Mining operations generally involve a high degree of risk.

Mining operations are subject to all the hazards and risks normally encountered in the exploration, development and production of base or precious metals, including unusual and unexpected geological formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and possible legal liability.  Mining operations could also experience periodic interruptions due to bad or hazardous weather conditions and other acts of God.  Milling operations are subject to hazards such as equipment failure or failure of retaining dams around tailing disposal areas which may result in environmental pollution and consequent liability.

If any of these risks and hazards adversely affect our mining operations or our exploration activities, they may: (i) increase the cost of exploration to a point where it is no longer economically feasible to continue operations; (ii) require us to write down the carrying value of one or more mines or a property; (iii) cause delays or a stoppage in the exploration of minerals; (iv) result in damage to or destruction of mineral properties or processing facilities; and (v) result in personal injury or death or legal liability.  Any or all of these adverse consequences may have a material adverse effect on our financial condition, results of operations, and future cash flows.

4.

We are an exploration-stage company with no operating history and our estimates of mineralization are only preliminary and based primarily on past geological mapping, silt, soil and rock sampling which may not reflect the actual deposits or the economic viability of extraction.

Categories of inferred, indicated and measured mineral resources are recognized in order of increasing geological confidence.  However, mineral resources are not equivalent to mineral reserves and do not have demonstrated economic viability.  There can be no assurance that mineral resources in a lower category may be converted to a higher category, or that mineral resources can be converted to mineral reserves.  Inferred mineral resources cannot be converted into mineral reserves as the ability to assess geological continuity is not sufficient to demonstrate economic viability.  Due to the uncertainty which may attach to inferred mineral resources, there is no assurance that inferred mineral resources will be upgraded to indicated or measured mineral resources with sufficient geological continuity to constitute proven and probable mineral reserves as a result of continued exploration.

There is a degree of uncertainty to the estimation of mineral reserves and mineral resources and corresponding grades being mined or dedicated to future production.  The estimating of mineralization is a subjective process and the accuracy of estimates is a function of the quantity and quality of data, the accuracy of statistical computations, and the assumptions used and judgments made in interpreting engineering and geological information.  There is significant uncertainty in any mineralization estimate, and the actual deposits encountered and the economic viability of mining a deposit may differ significantly from our estimates.  Until mineral reserves or mineral resources are actually mined and processed, the quantity of mineral and reserve grades must be considered as estimates only.  In addition, the quantity of mineral reserves and mineral resources may vary depending on, among other things, metal prices.  Any material change in quantity or mineral reserves, mineral resources, grade of stripping ration may affect the economic viability of the properties.  In addition, there can be no assurance that recoveries in small scale laboratory tests will be duplicated in a larger scale tests under on-site conditions or during production.  Fluctuation in metals prices, results of drilling, metallurgical testing and production and the evaluation of mine plans subsequent to the date of any estimate may require revision of such estimate.  The volume and grade of reserves mined and processed and recovery rates may not be the same as currently anticipated.  Estimates may have to be recalculated based on changes in minerals prices of further exploration activity.  This could materially and adversely affect estimates of the volume or grade of mineralization, estimated recover rates or resources, or of our ability to extract these mineral reserves, could have a material effect on our financial condition, results of operations and future cash flows.

5.

We may not be able to compete with current and potential exploration companies, some of whom have greater resources and experience than we do in developing mineral reserves.

The natural resource market is intensely competitive, highly fragmented and subject to rapid change.  We may be unable to compete successfully with our existing competitors or with any new competitors.  We will be competing with many exploration companies which have significantly greater personnel, financial, managerial and technical resources than we do.  This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

6.

Because our business involves numerous operating hazards, we may be subject to claims of a significant size which would cost a significant amount of funds and resources to rectify.  This could force us to cease our operations.

Our operations are subject to the usual hazards inherent in exploring for minerals, such as general accidents, explosions, chemical exposure and craterings.  The occurrence of these or similar events could result in the suspension of operations, damage to or destruction of the equipment involved and injury or death to personnel.  Operations also may be suspended because of machinery breakdowns, abnormal climatic conditions, failure of subcontractors to perform or supply goods or services or personnel shortages.  The occurrence of any such contingency would require us to incur additional costs, which would adversely affect our business.

7.

Damage to the environment could also result from our operations.  If our business is involved in one or more of these hazards, we may be subject to claims of a significant size which could force us to cease our operations.

Mineral resource exploration, production and related operations are subject to extensive rules and regulations of federal, provincial, state and local agencies.  Failure to comply with these rules and regulations can result in substantial penalties.  Our cost of doing business may be affected by the regulatory burden on the mineral industry.  Although we intend to substantially comply with all applicable laws and regulations, because these rules and regulations frequently are amended or interpreted, we cannot predict the future cost or impact of complying with these laws.

Environmental enforcement efforts with respect to mineral operations have increased over the years, and it is possible that regulations could expand and have a greater impact on future mineral exploration operations.  Although our management intends to comply with all legislation and/or actions of local, provincial, state and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the costs of which could harm our results of operations.  We cannot be sure that our proposed business operations will not violate environmental laws in the future.

Our operations and properties are subject to extensive federal, state, provincial and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health.  These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before exploration commences, (ii) restrict the types, quantities and concentration of various substances that can be released in the environment in connection with exploration activities, (iii) limit or prohibit mineral exploration on certain lands lying within wilderness, wetlands and other protected areas, (iv) require remedial measures to mitigate pollution from former operations and (v) impose substantial liabilities for pollution resulting from our proposed operations.

The exploration of mineral reserves are subject to all of the usual hazards and risks associated with mineral exploration, which could result in damage to life or property, environmental damage, and possible legal liability for any or all damages.  The exploration activities may be subject to prolonged disruptions due to the weather conditions surrounding the location of the Violet East Claim.  Difficulties, such as unusual or unexpected rock formations encountered by workers but not indicated on a map, or other conditions may be encountered in the gathering of samples and information, and could delay our exploration program.  Even though we are at liberty to obtain insurance against certain risks in such amounts we deem adequate, the nature of those risks is such that liabilities could over exceed policy limits or be excluded from coverage.  We do not currently carry insurance to protect against these risks and there is no assurance that we will obtain such insurance in the future.  There are also risks against which we cannot, or may not elect to insure.  The costs, which could be associated with any liabilities, not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our financial position, future earnings, and/or competitive positions.

8.

The prices of metals are highly volatile and a decrease in metal prices can have a material adverse effect on our business.

The profitability of natural resource operations are directly related to the market prices of the underlying commodities.  The market prices of metals fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions.  Price fluctuations in the metals market from the time exploration for a mine is undertaken and the time production can commence can significantly affect the profitability of a mine.  Accordingly, we may begin to develop a minerals property at a time when the price of the underlying metals make such exploration economically feasible and subsequently, incur losses because metal prices have decreased.  Adverse fluctuations of metals market price may force us to curtail or cease our business operations.

9.

If we lose the services of any of our management team, we may not be able to continue to operate our business and may be required to cease operations.

Mr. Taylor, our President and Director, has no prior experience in the mining industry and despite the fact that Mr. Stevens, our Secretary-Treasurer and Director, has 13 years experience in the mining industry, his experience is limited to prospecting and soil sampling and core splitting.  Mr. Stevens has experience with environment mining issues, however, he lacks technical training and experience in starting or operating a mine and his exploration experience is limited.  Unless we can retain qualified technical personnel to undertake our exploration plan we may not be able to complete our planned exploration.  Further, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.  Mr. Stevens currently spends approximately one day per week on Coastal Pacific’s business and the loss of his services would negatively impact our operations.  If we lost the services of this individual, we would be forced to find other qualified management to assist us in location and exploration of a property.  This would be costly to us in terms of both time and expenses.  We do not maintain an employment agreement with Mr. Stevens nor do we have key-man life insurance on him.  Therefore, if we were unable to replace the services and experience of Mr. Stevens, we may be forced to discontinue our operations.

10.

Our principal stockholders, officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Subsequent to the offering under this Prospectus, our principal stockholder and our officers and directors, in the aggregate, will beneficially own approximately or have the right to vote 69.3% of our outstanding Common Shares.  As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stock holders for approval including:

●

election of our board of directors;

●

removal of any of our directors;

●

amendment of our Articles of Incorporation or By-laws; and

●

adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our Common Shares.  Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

11.

We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies and certain equipment such as bulldozers and excavators that we might need to conduct exploration.  We have not attempted to locate or negotiate with any suppliers of products, equipment or materials.  We will attempt to locate products, equipment and materials after this offering is complete.  If we cannot find the products, equipment and materials we need, we will have to suspend our exploration plans until we do find the products, equipment and materials we need.

12.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development.  We are engaged in the business of exploring and, if warranted and feasible, developing natural resource properties.  The Violet East Claim is in the exploration stage only and is without known reserves of natural resources.  Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term.  Any profitability in the future from our business will be dependent upon locating and developing economic reserves of natural resources, which itself is subject to numerous risk factors as set forth herein.  Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

13.

We are an exploration stage company, and there is no assurance that a commercially viable deposit or “reserve” exists in the property in which we have claim.

We are an exploration stage company and cannot assure you that a commercially viable deposit, or “reserve,” exists in our Violet East Claim.  Therefore, determination of the existence of a reserve will depend on appropriate and sufficient exploration work and the evaluation of legal, economic and environmental factors.  If we fail to find a commercially viable deposit on the Violet East Claim, our financial condition and results of operations will be materially adversely affected.

14.

We expect losses to continue in the future because we have no reserves and, consequently, no revenue to offset losses.

Based upon current plans and the fact that we currently do not have any reserves, we expect to incur operating losses in future periods.  This will happen because there are expenses associated with the acquisition of, and exploration of natural resource properties which do not have any income-producing reserves.  We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate revenues may cause us to go out of business.  We will require additional funds to achieve our current business strategy and our inability to obtain additional financing will interfere with our ability to expand our current business operations.

15.

It is possible that there may be native or aboriginal claims to our property which could result in us incurring additional expenses to explore the Violet East Claim.

Although we believe that we have the right to explore the Violet East Claim, we cannot substantiate that there are not native or aboriginal claims to the Violet East Claim on the Axe Property.  If a native or aboriginal claim is made to this property, it would negatively affect our ability to explore this property as we would have to incur significant legal fees protecting our right to explore the property.  We may also have to pay third parties to settle such claims.  If it is determined that there is a legitimate claim to this property then we may be forced to return this property without adequate consideration.  Even if there is no legal basis for such claim, the costs involved in resolving such matter may force us to delay or curtail our exploration completely.

16.

Our management lacks team lacks technical training and/or experience in metals exploration or mining.

Mr. Taylor, our President and Director has no prior experience in the mining industry and despite the fact that Mr. Stevens has 13 years experience in the mining industry, his experience is limited to prospecting and soil sampling and core splitting.  Mr. Stevens has experience with environment mining issues, however, he lacks technical training and experience in starting or operating a mine and his exploration experience is limited.  Unless we can retain qualified technical personnel to undertake our exploration plan we may not be able to complete our planned exploration.  Further, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

17.

We have not had the mining claims physically inspected by a professional geologist or mining engineer.

We are relying on reports filed in the public domain by a professional geologist who prepared these reports for another company.  Mr. Stevens, a director and officer of the Company , visited the claims in September 2005, a time when he owned the Violet East Claims.  The Company purchased the Violet East Claims from Mr. Stevens on April 30, 2007.  Mr. Stevens does not have a professional designation in the mining industry.   Accordingly, we cannot represent that the findings we report in this prospectus have been reported or investigated on behalf of the Company by a professional geologist or mining engineer.  You must rely on the representations as disclosed in a report which was not prepared for the Company in making your investment decision.  Our valuation of the Violet East Claim and our decision to stake these claims was based on a report filed in the public domain and prepared for Ascot Resources Ltd. in 1989.  Initial work was carried out on these properties at the request of Ascot Resources Ltd.

RISKS RELATING TO OUR COMMON SHARES AND THE TRADING MARKET

1.

We may, in the future, issue additional Common Shares which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of an unlimited number of Common Shares without par value and an unlimited number of Preferred Shares without par value.  The future issuance of our unlimited authorized Common Shares may result in substantial dilution in the percentage of our Common Shares held by our then existing shareholders.  We may value any Common Shares issued in the future on an arbitrary basis.  The issuance of Common Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the Common Shares held by our investors, and might have an adverse effect on any trading market for our Common Shares.

2.

Our Common Shares are subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations that generally define a "penny stock" to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended.  For the purposes relevant to our Company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

It is anticipated that our Common Shares will be regarded as a “penny stock”, since our shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for its shares is less than $5.00 per share.  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for the Common Shares and may severely and adversely affect the ability of broker-dealers to sell the Common Shares.

3.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to apply for admission to quotation of our securities on the OTC Bulletin Board.  If for any reason our Common Shares are not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the

Common Shares may have difficulty selling their shares should they desire to do so.  No market makers have committed to becoming market makers for our Common Shares and none may do so.

4.

United States securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Prospectus.

Secondary trading in Common Shares sold in this offering will not be possible in any state in the U.S. unless and  until the Common Shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state.  There can be no assurance that we will be successful in registering or qualifying the Common Shares for secondary trading, or identifying an available exemption for secondary trading in our Common Shares in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the Common Shares in any particular state, the Common Shares could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our Common Shares, the market for the Common Shares could be adversely affected.

5.

Since we are a “Foreign Private Issuer” under United States Securities Laws, our shareholders may have less complete and timely data about us.

We are considered a “foreign private issuer” under the Securities Act of 1933, as amended.  As an issuer incorporated in Alberta, Canada, we are exempt from Section 14 proxy rules and Section 16 of the Securities Exchange Act of 1934, as amended.  The submission of proxy and annual meeting of shareholders information (prepared to Canadian standards) on Form 6-K and the exemption from Section16 rules regarding sales of Common Shares by insiders may result in shareholders having less complete and timely data as compared to information that may be available about U.S. issuers.

6.

We have not and do not intend to pay any cash dividends on our Common Shares, and consequently our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business.  We have not, and do not, anticipate paying any cash dividends on our Common Shares in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

7.

We may, in the future, issue additional Common Shares or other securities, including our Preferred Shares, which would reduce investors’ percentage ownership and may dilute the value of our shares.

Our Articles of Incorporation authorize the issuance of an unlimited number of Common Shares without par value and an unlimited number of Preferred Shares without par value.  We may value any securities issued in the future on an arbitrary basis.  The issuance of additional securities for future services or acquisitions or other corporate actions may also have the effect of diluting the value of the shares held by our investors and might have an adverse effect on the trading market for our Common Shares.

Our Board of Directors may issue, without shareholder approval, Preferred Shares that have rights and preferences superior to those of Common Shares and that may delay or prevent a change of control.  After the offering, there will be no Preferred Shares outstanding.  However, our Board of Directors may set the rights and preferences of any class of Preferred Shares in its sole discretion without the approval of the holders of Common Shares.  The rights and preferences of these Preferred Shares may be superior to those of the Common Shares.  Accordingly, the issuance of Preferred Shares may adversely affect the rights of holders of Common Shares.  The issuance of Preferred Shares also could have the effect of delaying or preventing a change of control of Coastal Pacific.

8.

We may be deemed to be a Passive Foreign Investment Company and, as a result, United States investors in Coastal Pacific could suffer adverse tax consequences.

A passive foreign investment company, or PFIC, is a non-U.S. corporation that meets an income test and/or an asset test.  The income test is met if 75% or more of a corporation’s gross income is “passive income” (generally dividends, interest, rents, royalties, and gains from the disposition of passive assets) in any taxable year.  The asset test is met if at least 50% of the average value of a corporation’s assets produce, or are held for the production of, passive income.  We have not determined whether or not the IRS would treat us as a PFIC for U.S. federal income tax purposes.  If we were treated as a PFIC, a U.S. holder of our Common Shares could be subject to substantially increased tax liability, possibly including an interest charge, upon the sale or other disposition of the U.S. holder’s Common Shares or upon the receipt of “excess distributions” from us.  In the alternative, if we were treated as a PFIC, U.S. holders may enter into certain U.S. tax elections that may result in current Federal tax liability prior to any distribution or disposition of the shares, and without the assurance of any eventual distribution or successful disposition.

INFORMATION WITH RESPECT TO THE REGISTRANT AND THE OFFERING

IDENTITY OF DIRECTORS, SENIOR MANAGEMENT AND ADVISERS

Directors and Senior Management

The following sets forth the names, addresses and functions of our directors and senior management:

Larry Taylor – President and Director- Suite 29, 29 Templeton Drive, Vancouver, B.C. V5L 4M9

Mr. Taylor is responsible for business decisions; providing assistance in the implementation of our business plan and review of our financial statements.

Garland Bruce Stevens – Director and Secretary-Treasurer, Box 1041, 1502 Glacier Drive, Stewart, B.C. VOT 1W0

Mr. Stevens is responsible for the development of our business plan, including the geological review and implementation of our operations.

Advisers

Our Canadian legal adviser is Demiantschuk, Milley, Burke & Hoffinger, LLP, 1200, 1015 4th Street S.W., Calgary, Alberta T2R 1J4

Our U.S. legal adviser is Gersten Savage LLP, 600 Lexington Avenue, New York, NY 10022.

Auditors

Child, Van Wagoner & Bradshaw, PLLC, Suite 300, 5296 South Commerce Drive, Salt Lake City, Utah, U.S.A, 84107, audited our financial statements for the period from March 27, 2007 (inception) to the fiscal year ended April 30, 2007.  Child, Van Wagoner & Bradshaw, PLLC, is registered with the Public Company Accounting Oversight Board (“PCAOB’) in the United States.

OFFER STATISTICS AND EXPECTED TIMETABLE

Offer Statistics

We intend to raise up to One Hundred and Sixty Five Thousand (Cdn$165,000.00) dollars from the sale of up to 5,500,000 shares of Common Shares at $0.03 per share.  This Offering has a maximum amount of One Hundred and Sixty Five Thousand (Cdn$165,000.00) dollars and no minimum.  We have no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

Method and Expected Timetable

This Offering will remain open for up to ninety (90) days following the date of this Prospectus.  Subscription agreements should be addressed to us at our address provided in this Prospectus.  Securities must be paid for at the time the subscription agreements are executed.  We will deliver the shares subscribed for within seven (7) days of acceptance of the subscription by us.

We will publish a press release when our Offering is fully subscribed.  As we will be accepting subscriptions and closing them as received, we do not expect any over-subscriptions, however, should we receive any subscription once we have fully subscribed the Offering, we will immediately refund such amounts to the subscribers by way of a check from us.

KEY INFORMATION

Selected Financial Data

The following tables set forth for the periods indicated selected financial information for our Company prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”).  This financial information is derived from, and should be read in conjunction with and is qualified in its entirety by reference to our financial statements, including the notes thereto, and Management’s Discussion and Analysis of Results of Operations and Financial Condition.  Coastal Pacific’s Financial Statements for the period ending April 30, 2007 have been audited by Child, Van Wagoner and Bradshaw, PLLC.  Unless otherwise stated our information is reported in Canadian dollars.

SUMMARY BALANCE SHEET DATA

For the fiscal year ended April 30, 2007 and the three month period ended July 31, 2007

	April 30, 2007	July 31, 2007
Current Assets	$95,347	$79,904
Other Assets	$0	$0
Total Assets	$95,347	$79,904
Total Liabilities	$ 125,556	$117,116
Stockholders’ deficit	$30,209	$37,212

SUMMARY STATEMENT OF OPERATIONS DATA

For the Period from March 27, 2007 (Inception) to April 30, 2007 and the three month period ending July 31, 2007

	April 30, 2007	July 31, 2007
Revenue	$0	$0
Total Income	$0	$0
Operating Expenses	$42,609	$3,043
Net Loss Per Share	$0.00	$0.00

Capitalization and Indebtedness

CAPITALIZATION

The table below describes our capitalization as of July 31, 2007

Cash, cash equivalents and marketable securities	$8,583
Total stockholders’ deficit	$37,212
Additional paid-in capital	$0
Accumulated Deficit	($49,612)
Total capitalization	$79,904

INDEBTEDNESS

We have an unsecured outstanding loan and accrued interest as at the date of this filing  in the amount of  One Hundred and SeventeenThousand One Hundred and sixteen (Cdn$117,116.00) dollars pursuant to an initial advance of Five Hundred and Fifty Six (Cdn$556.00) dollars and a loan agreement dated April 27th, 2007, between 961266 Alberta Inc., a shareholder of the Company, as Lender, and Coastal Pacific Mining Corp., as Debtor, wherein the Lender provided us with One Hundred and Twenty Five Thousand (Cdn$125,000.00) dollars (the “Principal Sum”), together with interest thereon or on so much as from time to time remains unpaid, at the rate of Ten (10%) percent, per annum (the “Interest Rate”), calculated as well after as before maturity, default or judgment, until the Principal Sum and interest is paid.  Interest at the Interest Rate on the amounts from time to time advanced, computed from the respective dates of such advances will become due and expect to be paid on March 27, 2009.  Subsequent to April 30, 2007, the Company received instructions from the lender to convert a total of Twelve Thousand Four Hundred (Cdn$12,400.00) dollars in loan proceeds to share subscriptions for a total of 12,400,000 shares of the Company’s Common Stock at $0.001 per share.

Reasons for the offer and use of proceeds:

We currently do not have sufficient working capital to commence exploration on our mineral claim.  We expect to raise up to One Hundred and Sixty Five Thousand (Cdn$165,000.00) dollars from the sale of up to 5,500,000 shares of Common Shares at $0.03 per share, assuming all shares are sold.

As at July 31, 2007, we had prepaid expenses of Fifteen Thousand (Cdn$15,000) dollars to offset against expenses for the preparation of this Offering and consulting fees in the amount of Forty Five Thousand (Cdn$45,000) dollars.  We estimate it will require an additional Fifteen Thousand (Cdn$15,000.00) dollars to complete this Offering.  We intend to use our existing cash for working capital and will pay this Fifteen Thousand (Cdn$15,000.00) dollars in expenses from the proceeds of the Offering.  Of the remaining proceeds from the Offering, we intend to use One Hundred Thousand (Cdn$100,000.00) dollars for mineral exploration and Fifty Thousand (Cdn$50,000.00) dollars for general working capital.

None of the proceeds will be used to pay officers or directors or to repay our outstanding loan.

The following table indicates how we intend to use these proceeds of this Offering.

Proceeds from Sale of Common Shares	$165,000
Expenses Exploration activities Legal and Accounting General Working Capital Total	$100,000 $15,000 $50,000 $165,000

The above expenditure items are defined as follows:

Exploration:  This item refers to the cost for us to acquire, exploit and explore for minerals.  We will focus on acquisitions of mineral properties where management believes further exploration opportunities exist.

Legal and Accounting:  This expenditure item refers to the estimated audit and legal fees related to the closing of this Offering.  It does not include any ongoing legal and accounting costs associated with fulfilling the reporting and auditing obligations of a public company; these costs will be paid from our general working capital.  We expect to be making these expenditures throughout the year, commencing on the effective date of the registration statement, of which this Prospectus is a part.

General Working Capital:  This expense refers to any operating costs that have not been otherwise listed, including the ongoing operations of the public company and any office operational costs, interest payments that may be required on the outstanding loan and   bank service charges and sundry items.  This amount will cover such costs during the first year of operation.

Risk Factors

Investment in our securities involves a high degree of risk.  Prior to making any investment in our Company you should review carefully and consider the factors described in "RISK FACTORS” beginning on page 4.

INFORMATION ON THE COMPANY

History and Development of the Company

We are an exploration stage company incorporated under the Business Corporations Act of Alberta, Canada, on March 27, 2007, under the name “Coastal Pacific Mining Corp”.  Our registered office is located at 1200, 1015 – 4th Street S.W., Calgary, Alberta, T2R 1J4 and our head office and principal place of business is located at 927 Drury Avenue N.E., Calgary, Alberta, T2E 0M3.  Our telephone number is (403) 475-3400.

Our registered agent in Canada is Demiantschuk, Milley, Burke & Hoffinger, LLP.

We are attempting to become a company engaged in the exploration of mineral properties.  To accomplish our objective, our strategy is to acquire exploration prospects.  We currently hold 100% interest in Tenure Number 530021 registered with the Government of British Columbia, Ministry of Energy, Mines and Petroleum Resources, known as the Violet East Claim, Axe Property, Liard Mining Division, located in the Stikine region of northwestern British Columbia, Canada, approximately 118 miles (190 km) north of Stewart, British Columbia.  We acquired this mineral claim for a payment of $40,000 USD.

An extensive geological analysis of the Violet East Claim will be required before we can make an evaluation as to the economic feasibility of finding valuable resources on these grounds.  There is no assurance that the exploration of the Violet East Claim will generate any revenue.  In addition, there is no assurance that we will be able to make a lump sum payment required by Loan Agreement dated March 27, 2007, in the current amount of amount of One Hundred and Thirteen Thousand Five Hundred and Fifty Six dollars (Cdn$113,156.00) plus interest payable thereon at the rate of Ten (10%) per cent per annum on March 27, 2009.

No commercially viable mineral deposit may exist on our minerals claims.  Our plan of operations is to carry out exploration work on this claim in order to ascertain whether it possesses deposits of precious or base metals.  We can provide no assurance to investors that our mineral claims contain a commercially viable mineral deposit until appropriate exploratory work is done and an evaluation based on that work concludes further work programs are justified.  As of the date of this Prospectus, we are not in possession of any more recent data on the Violet East Claim.  Further, we are not in possession of sufficient data to provide reliable estimates on the poundage and quality of the potential mineral resources which may exist on the Violet East Claim.  At the time of this Prospectus, we have no known reserves on our mineral claims.

We have limited finances and require additional funding in order to accomplish our exploration objectives.  There is no assurance that we will have revenues in the future or that we will be able to secure other funding necessary for our future growth and expansion.  There is also no assurance that our mineral exploration activities will produce commercially viable reserves.  Our efforts to extract minerals may be unprofitable.

We may seek relationships with other mineral exploration and development companies that will allow us to exploit idle and/or undeveloped resources.

To date we have expended a total of Five Thousand One Hundred and Forty Two (Cdn$5,142.00) dollars on operations and Forty Thousand Five Hundred and Ten (Cdn$40,510.00) dollars for the acquisition of our mineral claims and costs related to keeping them in good standing, we have prepaid the amount of Fifteen Thousand (Cdn$15,000.00) dollars for the preparation of this Prospectus and Forty Five Thousand (Cdn$45,000.00) dollars in consulting fees relating to the acquisition of our mineral claims and our ongoing business.  These payments were made from funds received pursuant to a loan in the amount of One Hundred and Twenty Five Thousand (Cdn$125,000.00) dollars which was made to us by one of our shareholders.

Business Overview

Principal Exploration Project - Violet East Claim

Land in British Columbia, Canada, is comprised of both publicly and privately held title.  Privately held title may include both surface and minerals rights on a fee-simple basis, or may be severed so that the title to the surface rights is held by one owner and the title to the mineral rights is held by a separate owner.  Publicly held lands typically comprise title to the mineral rights of a given tract of land and are administered by the Government of British Columbia, Ministry of Energy, Mines and Petroleum Resources.  These mineral rights are typically acquired by the process of claim staking, which confers the right to explore and exploit minerals to the individual or corporate staker.  Where the mineral rights are held by one entity and the surface rights by another, an agreement with the surface rights holder, containing provisions relating to such terms as access and damage compensation, is typically secured prior to commencement of exploration activities.

We hold a 100% interest in Tenure Number 530021 registered with the Government of British Columbia, Ministry of Energy, Mines and Petroleum Resources, known as the Violet East Claim, Axe Property, Liard Mining Division, British Columbia.

The Violet East Claim is within the property legally known as the Axe Property consisting of 14 Claims (223 units) located in  the Liard Mining Division, located on the Klastline Plateau within the Stikine Arch of northwestern British Columbia, approximately 124.28 miles (200 km) north of Steward, British Columbia (the “Axe Property”).  They are centered 3.10 miles (5 km) west of Eddontenajon Lake and 7.46 miles (12 km) southwest of Iskut Village at 57°45, north latitude and 130°04, West longitude. The information related to the property and its location was taken from public reports found online at www.em.gov.bc.ca/Mining/Geolsurv/Aris, Assessment Report Number 20715.  Maps of the property are included in that report.

Our plan of operations is to carry out exploration work on the Violet East Claim in order to ascertain whether it possesses deposits of gold or copper as per the recommendations of the Assessment Report of the 1991 Exploration Program (Geological, Geochemistry, Trenching and Geophysics) on the Axe Property prepared for Ascot Resources Ltd. dated November 15, 1991 (the “Exploration Assessment Report”).  The Exploration Assessment Report recommends further reconnaissance is needed to check for possible structures of greater width.  The mineralized quartz veins in the areas appear to have continuity along strike.

Our valuation of the Violet East Claim and our decision to stake these claims was based on a report filed in the public domain .  The claims were located and staked using an online claim staking system operated by the Province of British Columbia, Canada and were selected from a seamless geological staking map.  We will only have the mineral rights to the area staked.  The online system used is called “Mineral Titles Online”.  In order to stake the claims we are required to hold a valid Free Miners License, which we currently hold and will maintain on an annual basis.  These claims were originally staked by another company based on their belief that the property had an excellent potential for hosting porphyry copper-gold mineralization.  Initial work was carried out on these properties on behalf of Ascot Resources Ltd. in 1989 but according to public reports filed was limited to prospecting and stream silt and rock geochemical sampling.  The work identified a number of highly anomalous drainages and rock geochemical targets on the property, according to a report filed in the public domain, which is where the Company obtained its information included in this prospectus.  During 1990, a reconnaissance follow-up program was undertaken and led to discovery of the Petal, Violet and Violet East showings.  An extensive phase of exploration continued in 1991 which consisted of grid mapping and sampling in the prime target areas and further reconnaissance prospecting.  The engineering and assessment report prepared on November 15, 1991 , and published in the public domain, was reviewed by our management .  Mr. Garland Stevens, who owned the Claims in September, 2005, undertook a site visit to the Violet East Claim during September 2005.

Based on a review of the geological report filed , which we have obtained as a matter of public record, and the recommendations of Garland Stevens, who completed a site visit of the Violet East Claim, we have determined to undertake our own geological analysis of the Violet East claims with a first phase program to include prospecting and contour soil sampling to follow-up on showings described in the report as highly anomalous copper-gold values obtained in rock, silt and soil samples.  We expect this initial sampling program to identify targets for follow-up trenching and drill testing.  We have not yet retained a geologist or a firm of geologists to undertake this exploration program.  We will interview and retain a qualified geologist upon the completion of our offering as we do not presently have sufficient funds to undertake the work program we anticipate.

The Axe Property was staked in 1989 to cover drainages that GSC regional stream silt survey in 1988 identified as being anomalous in copper.  The ground was considered to have excellent potential for hosting porphyry Cu-Au mineralization or precious metals rich veins which commonly occur peripheral to these deposits.

An Assessment Report on Geological Mapping, Silt, Soil and Rock Sampling dated December 21, 1990 of the Axe 101 – 114 Mineral Claims on the Axe Property prepared for Ascot Resources Ltd. , Geological Branch Assessment Report 20715 (the “Assessment Report”) identified a number of areas on the property containing significant gold and copper values associated with chalcopyrite mineralization in discontinuous quartz veins.  Stream silt and contour soil sampling yielded weakly anomalous copper results in the northern most portions of the property but failed to identify targets elsewhere on the claim group.  Any potential for mineralization within the property appeared to be restricted to veins and shears that may be peripheral to nearby porphyry Cu-Au systems.

The Exploration Assessment Report concluded that major porphyry copper and Cu-Au prospects were located in proximity to the Axe Property and are probably genetically related to the gold and copper vein structures on the Axe Property.  The dioritic intrusives explored on the Axe claims in 1991 were generally weakly mineralized (chalcopyrite-pyrite-pyrrhotite) and weakly altered.  Mineralization on the Horn East target is related to east-west trending fault structures and is proximal to diorite dykes.  Mineralized structures are iron-carbonate and quartz filled with some disseminated pyrite and occasional barite stringers.  Gold and copper grades increase with quartz and sulphide content.  The Exploration Assessment Report states that the Violet East Claim has a number of Cu-Au rich shear zones.  Triassic sediments occur over an area of approximately 500 m x 300 m.  The shear zones trend north-northwest, are restricted in width (0.5 m) and filled with pinch and swell quartz veins containing disseminated chalcopyrite and malachite.  Selected grab samples collected in 1990 returned the following:

Sample No.	Au opt	Cu ppm
1. DPR28 DPR29	0.298 0.438	16,205 26,990
2. DPR30	0.171	6,598

Chip sampling in 1991 at locations 1 and 2 returned the following:

Sample No.	Width	Au opt	Cu ppm
1. PL1547	0.75 m	0.069	16,029
2. PL1551	0.70 m	0.190	5,998

The Assessment Report states the Axe property area has primarily copper, gold and silver values in chalcopyrite rich quartz veins that appear most common in the northern third of the property.  The veins are usually less than one meter wide but have up to 30% chalcopyrite.  Pyrite is usually less than 3%.  The veins appeared to be isolated, singular structures that can be traced up to 80 meters along strike.  The quartz veins occur within shears at the Violet, Violet East and Petal Showings.

During the 1990 program, initial rock sampling was conducted.  Six grab samples of chalcopyrite bearing veins returned strongly anomalous copper and gold values similar to Violet.  These include:

Copper:

Values of 6,598 ppm to 65,080 ppm (0.66 to 6.51% Cu)

Silver:

Values of 14.4 ppm to 32.1 ppm

Gold:

Values of 1,980 ppb to 16,500 ppb

The Assessment Report concluded that rock sampling has identified a number of areas on the property containing significant gold values associated with chalcopyrite mineralization in discontinuous veins.  Stream silt and contour soil sampling have yielded weakly anomalous copper results in the northernmost portions of the property but have failed to identify targets elsewhere on the claim group.

The Assessment Report recommended additional prospecting and contour soil sampling around the Petal, Petal Area North and Violet East Area to follow-up on highly anomalous copper-gold values obtained in rock, silt and soil samples and identify targets for follow-up trenching and drill testing.

The Assessment Report is available to the public on the website of the British Columbia Ministry of Energy, Mines and Petroleum Resources (available at www.gov.bc.ca/empr).

We plan to carry out exploration work on the Violet East Claim by conducting an extensive prospecting and geochemistry program for the 2008 mining season.  However, we cannot provide assurance to investors that our mineral claim contains a commercially viable mineral deposit until appropriate exploratory work is done and an evaluation based on that work concludes further work programs are justified.  At this time, we definitely have no reserves on our mineral claims.

We may seek relationships with other mineral exploration companies that will allow us to exploit idle and/or undeveloped resources.  Portions of the information in this section as well as other information contained in this Prospectus pertaining to our exploration project is summarized or extracted from the Assessment Report and the Exploration Assessment Report.

We have limited finances and require additional funding in order to accomplish our exploration and acquisition objectives.  There is no assurance that we will have revenues in the future or that we will be able to secure other funding necessary for our future growth and expansion.  There is also no assurance that our mineral exploration activities will produce commercially viable reserves.  Our efforts to extract minerals may be unprofitable.

At present, we do not hold any interest in any exploration reserve property that is in production.  Our visibility and potential success is in our ability to successfully explore, exploit and eventually generate revenue from mineral reserves underground.  There can be no assurance that such revenues will be obtained.  The exploration of mineral reserves generally involves a high risk over a long period of time, even with careful evaluation, experience and knowledge this long period may persist.  It is most impossible to ensure that exploration programs on the Violet East Claim will be profitable or successful.  Our ability to locate any mineral reserves on the Violet East Claim could result in a total loss of our business.

The exploration of mineral reserves are subject to all of the usual hazards and risks associated with mineral exploration, which could result in damage to life or property, environmental damage, and possible legal liability for any or all damages.  The exploration activities may be subject to prolonged disruptions due to the weather conditions surrounding the location of the Violet East Claim.  Difficulties, such as unusual or unexpected rock formations encountered by workers but not indicated on a map, or other conditions may be encountered in the gathering of samples and information, and could delay our exploration program.  Even though we are at liberty to obtain insurance against certain risks in such amounts we deem adequate, the nature of those risks is such that liabilities could over exceed policy limits or be excluded from coverage.  We do not currently carry insurance to protect against these risks and there is no assurance that we will obtain such insurance in the future.  There are also risks against which we cannot or may not elect to insure.  The costs, which could be associated with any liabilities, not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our final position, future earnings, and/or competitive positions.

The following discussion of mineral resources is based upon the required standards in Canada and does not meet the requirements of the SEC.  The mineral resources reported below are not “proven reserves” nor are they “probable reserves” as those terms are defined by the SEC.

Cautionary Note to United States Investors concerning Disclosure of Mineral Resources

This Prospectus uses the terms “mineral resource” and “Inferred Resources.”  U.S. investors are advised that while such terms are recognized and required by Canadian regulations, the SEC does not recognize them.  “Inferred Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an Inferred Resource will ever be upgraded to a higher category.  Under Canadian rules, estimates of Inferred

Resources may not form the basis of feasibility or other economic studies.  U.S. investors are cautioned not to assume that all or any part of Inferred Resources will ever be converted into reserves.  U.S. investors are also cautioned not to assume that all or any part of an Inferred Mineral Resource exists, or is economically or legally mineable.

Regulation and Environment Matters

Mineral resource exploration, production and related operations are subject to extensive rules and regulations of federal, provincial, state and local agencies.  Failure to comply with these rules and regulations can result in substantial penalties.  Our cost of doing business may be affected by the regulatory burden on the mineral industry.  Although we intend to substantially comply with all applicable laws and regulations, when we being our operations and exploration activities because these rules and regulations frequently are amended or interpreted, we cannot predict the future cost or impact of complying with these laws.

Environmental enforcement efforts with respect to mineral operations have increased over the years, and it is possible that regulations could expand and have a greater impact on future mineral exploration operations.  Although our management intends to comply with all legislation and/or actions of local, provincial, state and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the costs of which could harm our results of operations.  We cannot be sure that our proposed business operations will not violate environmental laws in the future.

Our operations and properties are subject to extensive federal, state, provincial and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health.  These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before exploration commences, (ii) restrict the types, quantities and concentration of various substances that can be released in the environment in connection with exploration activities, (iii) limit or prohibit mineral exploration on certain lands lying within wilderness, wetlands and other protected areas, (iv) require remedial measures to mitigate pollution from former operations and (v) impose substantial liabilities for pollution resulting from our proposed operations.

There are no costs to us at the present time in connection with compliance with environmental laws.  However, since we do anticipate engaging in natural resource projects, these costs could occur.  Costs could extend into the millions of dollars for which we could be liable.  Any significant liability could wipe out our assets and resources.

Competition

The natural resource market is intensely competitive in all its phases, highly fragmented and subject to rapid change.  We will encounter strong competition from many other natural resource companies, including many that possess substantial financial resources, in acquiring economically desirable producing properties and exploratory drilling prospects, and in obtaining equipment and labor to operate and maintain the properties.  We may be unable to compete successfully with our existing competitors or with any new competitors.  We compete with many exploration companies which have significantly greater personnel, financial, managerial, and technical resources than we do.  This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

Seasonality

As the property is located in Northern British Columbia we are subject to the seasonality of the area and may not be able to gain access to the property during the winter months and we may have difficulty undertaking exploration activities during the spring months due to ground conditions.  We will conduct our exploration programs, weather permitting when the ground is suitable for such activities.

Organizational Structure

We do not have any subsidiaries at this time.  All operations are undertaken by us directly.

Property, Plant and Equipment

Presently we do not have any property, plant or equipment.  All operations are undertaken from the office of our President, without charge to us.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

Certain statements contained in this Prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, our directors or officers, primarily with respect to the future operating performance of Coastal Pacific and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, but are “forward-looking” statements.  Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Unless otherwise stated, all amounts shown in this “Operating and Financial Review” section of this Prospectus are in Canadian Dollars.

Overview

As a natural resource exploration company our focus is to locate prospective properties that may host mineral reserves that could eventually be put into mining production.  With this in mind, we have to this date identified and secured one property in the Province of British Columbia, Canada, identified as the Violet East Claim.  We do not intend to use any employees, with the exception of part-time clerical assistance on an as-needed basis.  Outside advisors, attorneys or consultants will only be used if they can be obtained for a minimal cost or on a deferred payment basis.  Management is confident that it will be able to operate in this matter and continue during the next twelve (12) months.

PLAN OF OPERATIONS

Upon the completion of our financing, we intend to retain the required geological consultants to undertake a work program on our Violet East Claims.  We have budgeted a total of $100,000 for exploration costs related to these claims.  Until such time as we have retained the required consultants we cannot accurately predict what work program they will recommend or what the annual costs for the exploration will be.  Our management believes that the $100,000 budgeted will be sufficient to carry out the first exploration program on the claims.  Due to weather conditions we expect that this program will commence in the late fall of 2007 or the early spring of 2008.  This is dependent on our ability to raise the required funds under this Offering.

Results of Operations for Period Ended July 31, 2007 and April 30, 2007

We have only recently been incorporated and begun operations, there are no revenues to report and none are expected for the foreseeable future.  From formation on March 27, 2007, we have concentrated on formative activities, the acquisition of our mineral claims, and preparation of this registration statement.

Net losses for the period ending April 30, 2007, were $42,609 and $49,612 for the period from inception to July 31, 2007and there are no comparative results as we were only recently formed.

We had total assets of $95,347 at April 30, 2007 and $79,904 as at July 31, 2007, and there are no comparative results as we were only recently formed.  These assets are comprised of cash and prepaid expenses.

We had total current liabilities of One Hundred and Twenty Five Thousand Five Hundred and Fifty Six (Cdn$125,556.00) dollars at April 30, 2007 and One Hundred and Seventeen Thousand One Hundred and Sixteen dollars (CDN$117,116.00) as at July 31, 2007, and there are no comparative results as we were only recently formed.  This liability represents a loan made by 961266 Alberta Inc., a shareholder of the Company, to us for operations.

At April 30, 2007, we had Ninety Five Thousand Three Hundred and Forty Seven (Cdn$95,347.00) dollars in working capital and as at July 31, 2007 we had Seventy Nine Thousand Nine Hundred and Four (CDN$79,904.00) and there are no comparative results as we were only recently formed.  We expect to continue to incur losses for the foreseeable future and there can be no assurance that we will achieve or maintain revenues or profitability, or establish or sustain future growth.

Revenue; Cost of Revenue

We did not earn any revenue during the period from March 27, 2007 (inception) to April 30, 2007.  We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties.  We can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

General and Administrative Expenses

General and administrative expenses were Forty Two Thousand Six Hundred and Nine (Cdn$42,609.00) dollars for the year ended April 30, 2007, and a total of Forty Nine Thousand Six Hundred and Twelve dollars($49,612.00) from inception to July 31, 2007 and there are no comparative results as we were only recently formed.  We expect such expenses to increase as our operations grow, of which there is no assurance.

Liquidity and Capital Resources

At April 30, 2007, our total assets of Ninety Five Thousand Three Hundred and Forty Seven (Cdn$95,347.00) dollars exceeded our current liabilities of Zero (Cdn$0.00) dollars and as at July 31, 2007 our total assets of Seventy Nine Thousand, Nine Hundred and Four (CDN$79,904.00) exceeded our current liabilities of Zero (Cdn $0.00).  We sold 12,400,000 shares of Common Shares for an aggregate of Twelve Thousand Four Hundred (Cdn$12,400.00) dollars on March 27, 2007.  This amount was shown on our balance sheet as at April 30, 2007 as a subscription receivable but as of July 31, 2007 the subscription receivable was cleared from the balance sheet and we have reduced our outstanding loan amount to reflect the payment which  was made by reduction of an outstanding loan. We expect to meet our cash requirements for the next twelve months from our current cash on hand, but if that is not sufficient, we may need to raise additional capital to continue operations.  There can be no assurance that financing will be available to us in an amount and on terms acceptable to us, as and when required, or at all.

Unless, we complete the Offering which would provide us with up to One Hundred and Sixty Five Thousand (Cdn$165,000.00) dollars, which we intend to use to fund   our exploration program, we do not expect to expend more than $20,000 over the next twelve (12) months and we expect to keep costs at a minimum until such time as revenues are generated to cover any increased costs.  We are aware that the regulatory review process takes time and is costly so we have structured our operations and cash requirements accordingly.

Our financial statements are reported in U.S. GAAP, however, despite the requirements, all of our business operations may be conducted in Canadian dollars and therefore our financial statements and the information in this Prospectus is presented in Canadian dollars unless otherwise stated.  We provide the following summary regarding historical exchange rates between these currencies:

Since June 1, 1970, the government of Canada has permitted a floating exchange rate to determine the value of the Canadian dollar as compared to the United States dollar.  The host country is the United States of America and therefore we provide disclosure of the exchange rate between our financial reporting currency which is in Canadian dollars and United States dollars ("US$") of the host country based upon the exchange rate in effect at the end of the month or of the calendar year to which the amount relates, or the exchange rate on the date specified.  For such purposes, the exchange rate means the noon buying rate for United States dollars from the Bank of Canada (the "Noon Buying Rate").  These translations should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts or that Canadian dollars could be converted into U.S. dollars at the rate indicated or at any other rate.  As we were recently incorporated in the Province of Alberta on March 27, 2007, the following is a table of the Noon Buying Rates on the last day of each month for the last six months ended September 30, 2007:

	April	May	June	July	August	September
At end of period	0.9036	0.9347	0.9404	0.9384	0.9466	1.0037
Average for period	0.8810	0.9133	0.9388	0.9515	0.9450	0.9753
High for period	0.9036	0.9347	0.9452	0.9641	0.9525	1.0037
Low for period	0.8633	0.8981	0.9320	0.9358	0.9298	0.9482

On October 2, 2007, the Noon Buying Rate in effect for Canadian dollars exchanged for United States dollars was Cdn$0.9996.

Research and Development, patents and licenses, etc.

We do not undertake any research and development activities.

Trend Information

We are an exploration stage company with an objective of acquiring, exploring, and if warranted and feasible in the future, developing natural resource properties.  Our primary focus in the natural resource sector is gold.

Mr. Garland Stevens, a member on our Board of Directors, has extensive experience in the natural resource industry.  However, to take a resource property that hosts a viable ore deposit into mining production, takes a considerable amount of time and money, and the subsequent return on investment for our shareholders would be very long term indeed.  We therefore anticipate selling any ore bodies that we may discover to a major mining company.  Most major mining companies obtain their ore reserves through the purchase of ore bodies found by junior exploration companies.  Although these major mining companies do some exploration work themselves, many of them rely on the junior resource exploration companies to provide them with future deposits for them to mine.  By selling a deposit found by us to these major mining companies, it would provide an immediate return to our shareholders without the long time frame and cost of putting a mine into operation ourselves, and would also provide future capital for us to continue operations.

The search for valuable natural resources as a business is extremely risky.  We can provide investors with no assurance that the claim we have acquired in British Columbia, Canada, contains commercially exploitable reserves.  Exploration for natural reserves is a speculative venture involving substantial risk.  Few properties that are explored are ultimately developed into producing commercially feasible reserves.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.  In such a case, we would be unable to complete our business plan and any money spent on exploration would be lost.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements as of the date of this Prospectus.

Contractual Obligations

We are party to a Loan Agreement dated April 27th, 2007, between 961266 Alberta Inc.,  a shareholder of the Company, as Lender, and Coastal Pacific Mining Corp., as Debtor, wherein the Lender provided us with One Hundred and Twenty Five Thousand (Cdn$125,000.00) dollars (the “Principal Sum”) on the terms and conditions that we repay the Principal Sum , together with interest thereon or on so much as from time to time remains unpaid, at the rate of Ten (10%) percent, per annum (the “Interest Rate”), calculated as well after as before maturity, default or judgment, until the principal sum and interest is paid.  An amount of Twelve Thousand Four Hundred (Cdn$12,400.00) dollars of the debt was repaid by way of direction from the lender to apply against certain share subscriptions.  The current principal amount of the loan is One Hundred and Thirteen Thousand One Hundred and Fifty Six (Cdn$113,156.00) dollars.  Interest at the Interest Rate on the loan amount, computed from the respective dates of such loan or reductions thereto will become due and be paid on March 27, 2009.

Coastal Pacific Mining Corp. As At July 31, 2007
DISCLOSURE OF CONTRACTUAL OBLIGATIONS
	Payments due by period
CONTRACTUAL OBLIGATIONS	Total(1)	Less than one year	1-3 years(1)	3-5 years	More than 5 years
Long Term Debt	117,116	0	134,587	0	0
Total	117,116	0	134,587	0	0

(1)  Includes interest at the rate of Ten (10%) percent per annum.

FORWARD-LOOKING STATEMENTS

Certain information contained in this Prospectus and the documents incorporated by reference into this Prospectus include forward-looking statements.  All statements other than statements of historical facts, included in this Prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management are forward-looking statements.

These forward-looking statements are not based on historical facts but rather on our expectations regarding future growth, results of operations, performance, future capital and other expenditures

(including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities.  Statements in this Prospectus about our future-plans and intentions, results, levels of activity, performance, goals or achievements or other future events constitute forward-looking statements.

Words such as “might,” “may,” “will,” “should,” “could,” “expect,” “anticipate,” “intend,” “plan,” “potential,” “estimate,” “likely,” “believe,” or “continue” and similar  expressions have been used to identify these forward-looking statements.  These words and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

In particular, this Prospectus contains forward-looking statements including, but not limited to, statements relating to:

●

our expectations regarding our ability to put properties or claims into production, raise capital and to acquire and develop gold and copper opportunities;

●

our expectations with respect to regulatory requirements such as permitting;

●

future supply and demand for gold and copper;

●

our expectations to bring our properties and claims into production;

●

projections of gold and copper prices; and

●

our expectations regarding the quality and quantity of gold and copper present in the properties and claims in which we have an interest.

These forward-looking statements reflect our current beliefs and are based on information currently available to us.  Forward-looking statements involve significant risks and uncertainties.  A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements including, but not limited to, changes in general economic and market conditions and other risk factors.  Although the forward-looking statements contained herein are based upon what we believe to be reasonable assumptions, we cannot assure that actual results will be consistent with these forward-looking statements.  Investors should not place undue reliance on forward-looking statements.  These forward-looking statements are made as of the date of this Prospectus and we assume no obligation to update or revise them to reflect new events or circumstances.  Forward-looking statements and other information contained in this Prospectus concerning the gold and copper industry and our general expectations concerning the gold and copper industry are based on estimates and prepared by us using data from publicly available industry sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which we believe to be reasonable.  However, this data is inherently imprecise, although generally indicative of relative market positions, market shares and performance characteristics.  While we are not aware of any misstatements regarding any industry data present herein, the gold and copper industry involves risks and uncertainties and industry data is subject to change based on various factors.  See “RISK FACTORS” beginning on page 4.

Notwithstanding the foregoing statements, the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act 1933, as amended, for forward-looking statements do not, and will not, apply to us, so long as our Common Shares qualify as a “penny stock”.

DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

(A)  Directors and Senior Management

The Executive Officers and Directors of Coastal Pacific and their ages are as follows:

Name	Age	Position	Date Elected
Larry Taylor Suite 29, 29 Templeton Drive Vancouver, British Columbia, Canada V5L 4M9	57	President Director	March 27, 2007
Garland Bruce Stevens Box 1041, 1502 Glacier Drive Stewart, British Columbia, Canada V0T 1W0	31	Secretary-Treasurer Director	March 27, 2007

The following are brief biographies of our directors and officers:

Larry Taylor – President and Director

Mr. Taylor became a Director and President of Coastal Pacific on March 27, 2007.  Mr. Taylor has extensive experience as an IT Professional in the areas of design, development and implementation of high level technical solutions.  In 2004, Mr. Taylor was elected as a Director of Calcite Corp., an IT company, and to date is he remains as a Director of Calcite Corp.  In 2006, Mr. Taylor was elected as a  Director and appointed President of Phoenix Two Investment Corp., a company specializing in start-ups.  To date, Mr. Taylor remains as a Director and President of Phoenix Two Investment Corp.  He has worked extensively in senior management positions and has acted as Project Management and Developer providing websites, marketing and promotion for several new companies seeking financing.

Garland Bruce Stevens – Director and Secretary-Treasurer

Mr. Stevens became a Director and Secretary-Treasurer of Coastal Pacific on March 27, 2007.  Mr. Stevens has 13 years experience in the mining industry.  Mr. Stevens has been prospecting in the Stewart, British Columbia region for 12 years.  Mr. Stevens holds claim to properties that are in full exploration.  In 1993, he did soil sampling for Las Minerals Ltd. in the Red Mountain Project and core splitting for First Dynasty Mines Ltd. in the Yukon.  Since 1995, Mr. Stevens has held the position of Environmental Coordinator with Westmin Resources and Bolidane Ltd., a mining company, at the Premier Gold Project.

There are no family relationships among our officers, directors, or persons nominated for such positions.

Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation

None of our officers or directors have received or earned any compensation or bonus for services rendered to the date of this Prospectus.

We do not maintain key-man life insurance for any of our executive officers or directors.

We do not have any long-term compensation plans or stock option plans.

B.  Compensation of Directors

No officer or director has received any type of compensation from us for serving as such.  No arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

We do not have any pension or profit sharing plans.  We may change or increase salaries as our profits and cash flow allow; however, there are no present plans to do so.

C.  Board Practices

The directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected.  Executive officers serve at the discretion of the Board of Directors.

There are no employment contracts with any officers or directors.

Each of the foregoing persons may be deemed our "promoter" and "parent", as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended.

D.  Employees

As of the date of this Prospectus, our operations are carried out by our President and Director, Larry Taylor, on a part time basis.  Mr. Taylor plans to spend up to 8 hours per week on our business and plans to allocate time to our requirements as he sees fit, in his sole discretion.  There are no full-time employees.  There has been no salary or compensation paid, earned, or accrued and there are no plans to pay, earn, or accrue any compensation until such time as we have sufficient capital and/or revenues to do so, of which there is no assurance.  We will hire outside geological consultants to undertake the exploration work on our existing mineral claims.  All other activities are carried out by the officers and directors who currently provide, and will continue to provide their services for no compensation until such time as we can afford to pay for their services, of which there is no assurance.  There is no compensation accrual or back pay allowance.

E. Share Ownership

Below is the Share Ownership of our Officers and Directors.

Beneficial Owner	Shares	Percent of total issued (1)
Larry Taylor #29, 29 Templeton Drive Vancouver, British Columbia V5L 4M9	3,200,000	25.8%
Garland Stevens 1502 Glacier Drive Stewart, British Columbia V0T 1W0	3,200,000	25.8%
All Executive Officers and Directors as a Group (2 persons)	6,400,000	51.6%

(1)  Based on 12,400,000 Common Shares issued and outstanding on October 15, 2007.

We do not presently have any stock option plans.  There are no arrangements for involving employees in the capital of the Company at this time.

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

A.

Major Shareholders

The following table sets forth certain information, as of October 15, 2007, concerning the ownership of our Common Shares by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding Common Shares, (b) each of our directors and executive officers and (c) all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  In accordance with SEC rules, shares of Common Shares issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant.  Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of Common Shares owned by such person.

Beneficial Owner	Shares	Percent of total issued (1)
Larry Taylor #29, 29 Templeton Drive Vancouver, British Columbia V5L 4M9	3,200,000	25.8%
Garland Stevens 1502 Glacier Drive Stewart, British Columbia V0T 1W0	3,200,000	25.8%
All Executive Officers and Directors as a Group (2 persons)	6,400,000	51.6%
961266 Alberta Inc. (2) 619 – 22nd Avenue N.W. Calgary, Alberta T2P 1N8	6,000,000	48.4%

(1)  Based on 12,400,000 shares issued and outstanding on October 15, 2007.

(2)  Vern Gerlitz is 100% Shareholder of 961266 Alberta Inc. and, accordingly, has the voting and dispositive power over such shares.

Our major shareholders do not have voting rights that differ from the other holders of shares of our Common Shares.

We are not aware of any arrangements that would result in a change in control of our Company at a subsequent date.

B.

 Related Party Transactions

(i)

Acquisition of Mineral Claim

On April 30, 2007, we entered into a letter agreement with Garland Stevens, our Secretary Treasurer and a director of the Company (the “Vendor”) to purchase an interest in Tenure number 530021, Event Number 4150607, which property is more particularly described as the Violet East Mineral Claim, located in the Liard Mining Division on the Klastline Plateau within the Stikine Arch of northwestern British Columbia.  The acquired property consists of approximately 431 hectares.  Under the terms of the letter agreement, we will pay to the Vendor cash consideration of Fifteen Thousand (Cdn$15,000.00) dollars.  Such amount was paid during the fiscal year ending April 30, 2007.

(ii)

Loan agreement

We received an advance of Five Hundred and Fifty Six (Cdn$556.00) dollars for operations on incorporation and on March 27, 2007, we entered into a loan agreement with 961266 Alberta Inc., a shareholder of the Company (the “Lender”), for One Hundred and Twenty Five Thousand (Cdn$125,000.00) dollars bringing the total amount due to One Hundred and Twenty Five Thousand Five Hundred and Fifty Six (Cdn$125,556.00) dollars.  The Lender converted a total of Twelve Thousand Four Hundred (Cdn$12,400.00) in loan proceeds to share subscriptions.  The amount due, net of interest, as at the date of this filing, is One Hundred and Thirteen Thousand One Hundred and Fifty Six (Cdn$113,156.00) dollars.

A.

Interests of Experts and Counsel

Not Applicable.

FINANCIAL INFORMATION

A.

Consolidated Statements and Other Financial Information

The required financial statements are provided at the end of this Prospectus beginning on Page F-1.

B.

Significant Changes

Not Applicable.

THE OFFER AND LISTING

A.

 Offer and Listing Details:

There is no established market for our Common Shares.  The offering price for Common Shares sold pursuant to this Offering is set at $0.03 per common share.  Of the shares of stock held by affiliates, officers and directors, 12,400,000 Common Shares were sold for total consideration of $12,400 at a deemed price of $0.001 per share.  All of the shares of outstanding stock are restricted.  The offering price was determined based on a determination by the Board of Directors of the price at which they felt they would be able to easily raise capital from investors.  The offering price was not based on any valuation of us or our assets.  The additional factors that were included in determining the sales price are the lack of liquidity since there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

We are offering a total of 5,500,000 Common Shares, no par value at $0.03 per share.

B.

Plan of Distribution

Upon effectiveness of the registration statement, of which this Prospectus is a part, we will conduct the sale of shares we are offering on a self-underwritten, best–efforts basis.  There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making.  Our directors and officers will sell securities on our behalf in this Offering. Our officers and directors  are not subject to a statutory disqualification as such term is defined in Section (a) (39) of the Securities Exchange Act of 1934, as amended.  They will rely on Rule 3a4-1 to sell securities without registering as broker-dealers.  They are serving as officers and directors and primarily perform substantial duties for or on our behalf otherwise than in connection with transactions in securities and will continue to do so at the end of the Offering, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months.  Our officers and directors will not receive commissions or other remuneration in connection with their participation in this offering based either directly or indirectly on transactions in securities.  Our officers and directors intend to personally contact their friends, family members and business acquaintances in attempting to sell the shares offered hereunder.  We will not be conducting a mass-mailing in connection with this Offering, nor will it offer shares to potential customers.  While we do not have any present plans to do so, we may also employ the services of an agent or intermediary to introduce us to prospective subscribers to the offering.  In such event, we will be prepared to pay commissions or finder’s fees of up to 10% of the proceeds from the offering.  In the event that we do does employ the services of an agent or intermediary, and such agent or intermediary is acting as an underwriter, we will file a post effective amendment to name such underwriter, disclose the material terms of the underwriting, disclose the material terms of such underwriting agreement and file such as an exhibit.

C.

Markets

Currently, there is no market for any of our classes of stock.  There is no assurance that there will be liquidity in any of our stock.  Upon the receipt of confirmation by the United SEC that this registration statement has been declared effective and without further comment, we intend to apply to have our Common Shares traded on the Over The Counter Bulletin Board ( the “OTCBB”) maintained by NASDAQ.

D.

Selling Shareholders

Not Applicable.

E.

Dilution

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

We are offering Common Shares for $0.03 per share through this Offering.  Our directors and officers and affiliates purchased 12,400,000 shares of our Common Shares for $0.001 per share.

As at July 31, 2007, our consolidated net tangible book value was negative Thirty-Seven Thousand Two Hundred and Twelve (Cdn$(37,212.00) dollars or ($0.003) per common share.  If we are successful in selling all of the offered Common Shares at the public offering price, our pro forma net tangible book value would be One Hundred and Twenty Seven Thousand Seven Hundred and Eighty Eight  (Cdn$127,788.00) dollars without deducting remaining offering costs of approximately Fifteen Thousand (Cdn$15,000.00) dollars or Cdn$0.007 per share, which would represent an immediate increase of $0.010 in net tangible book value per share and $0.023 or 77% per share dilution to new investors, assuming all the shares are sold at the Offering price of $0.03 per share.

F.

Expenses of the Issue

We estimate that the total cost of the Distribution will be approximately as follows:

ITEM	EXPENSE
Legal Fees, costs of preparation of the Prospectus and expenses, including all registration fees (1)	$25,000.00
Accounting Fees and Expenses	5,000.00

Total	$ 30,000.00

(1)  A total of Fifteen Thousand (Cdn$15,000.00) dollars for the costs of preparation of the Registration Statement, of which this Prospectus is a part have already been paid from working capital.

ADDITIONAL INFORMATION

A.

Share Capital

The Board of Directors has approved the issuance of a total of 5,500,000 Common Shares at $0.03 per share to raise the funds of One Hundred and Sixty Five Thousand (Cdn$165,000.00) dollars pursuant to this Offering.

Common Shares

We are authorized to issue an unlimited number of Common Shares without par value, of which 12,400,000 shares are issued and outstanding as of our fiscal year ended April 30, 2007 and as at the date of the filing of the Registration Statement of which this Prospectus is a part.  Holders of shares of our Common Shares are entitled to one (1) vote per share on all matters to be voted upon by the stockholders generally.  The holders of shares of Common Shares have no preemptive, conversion, subscription or cumulative voting rights.  Each holder of our Common Shares is entitled to one (1) vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  All of the shares issued have been fully paid.

Preferred Stock

We are authorized to issue an unlimited number of Preferred Shares (“Preferred Shares”).  As at our fiscal year ended April 30, 2007 and as at the date of the filing of the Registration Statement of which this Prospectus is a part there were no Preferred Shares issued.  Our board of directors has the right, without shareholder approval, to issue Preferred Shares with rights superior to the rights of the holders of shares of Common Shares.  As a result, Preferred Shares could be issued quickly and easily, adversely affecting the rights of holders of Common Shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

B.

Memorandum and Articles of Association

We were established pursuant to the issuance on March 27, 2007, of a Certificate of Incorporation by the Registrar of Corporations of the Province of Alberta pursuant to the provisions of the Alberta Business Corporations Act (the “ABCA”).  Our Alberta Corporate Access Number is 2013101130.  We having a primary place of business in the Province of Alberta, were also issued a Certificate of Registration as an extra-provincial company under the British Columbia Business Corporations Act, on April 26, 2007.  Our Articles of Incorporation (the “Articles”) provide that there are no restrictions on the nature of the business that we may carry on.

1.

A majority of the directors or of a committee of directors holding office at the time of the meeting constitutes a quorum provided that no business may be transacted unless at least half of the directors present are resident Canadians.  Business cannot be transacted without a quorum.  A quorum of directors may vote on any matter of business properly brought before the meeting provided that where a director is a party to a material contract or proposed material contract or is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with us, such director must disclose his or her interest at the earliest possible date, request the conflict be noted in the minutes of the meeting, and with a few limited exceptions enumerated in the By-Laws, refrain from voting on the matter in which the director has a conflict of interest.  There is no limitation on the Board of Directors to vote on matters of their remuneration as a director, officer, employee or agent of Coastal Pacific or of an affiliate of Coastal Pacific.

2.

The Board of Directors may, without authorization of our shareholders:

(a)

borrow money on credit;

(b)

issue, reissue, sell or pledge debt obligations;

(c)

subject to restrictions respecting financial assistance prescribed in the ABCA, give a guarantee on our behalf to secure performance of an obligation of any person; and

(d)

mortgage, hypothecate, pledge or otherwise create a security interest in all or any property, owned or subsequently acquired, to secure any obligation.

The directors may, by resolution, delegate to a director, a committee of directors or an officer all or any of the foregoing borrowing powers.

A person is qualified to be or stand for election as a director provided such person is at least 18 years of age, is not a bankrupt and is not mentally incapacitated pursuant to applicable Alberta mental health legislation or pursuant to an order of the Alberta courts.  There is no provision in our Articles or By-Laws relating to the retirement or non-retirement of directors under an age limit requirement.  There is also no requirement in our Articles or By-Laws for a director to hold our shares.

3.

We are authorized to issue an unlimited number of shares designated as Common Shares and an unlimited number of shares designated as Preferred Shares.  The Common Shares have attached to them the following rights, privileges, restrictions and conditions.

(a)

Except for meetings at which only holders of another specified class or series of our shares are entitled to vote separately as a class or series, each holder of a Common Share is entitled to receive notice of, to attend and to vote at all meetings of our shareholders.

(b)

Subject to the rights, privileges, restrictions and conditions attached to any other class of our shares, the holders of our Common Shares are entitled to receive dividends if, as and when declared by our directors.

(c)

Subject to the rights, privileges, restrictions and conditions attached to any other class of our shares, the holders of our Common Shares are entitled to share equally in our remaining property upon liquidation, dissolution or winding-up of our Company.

The Preferred Shares have attached to them the following rights, privileges, restrictions and conditions.

(a)

The Preferred Shares may be issued in one or more series, each being comprised of the number of shares with the designation, rights, privileges, restrictions and conditions attached to that series of Preferred Shares, including the rate or amount of dividends or the method of calculating dividends, the dates of payment of dividends, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions, as our board of directors may fix from time to time.

(b)

The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of our Company, whether voluntary or involuntary, or any other return of capital or distribution of our assets among our shareholders for the purpose of winding up its affairs, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares ranking junior to the Preferred Shares.  The Preferred Shares of any series may also be given other preferences, not inconsistent with the Articles, over the Common Shares and any other shares of Coastal Pacific ranking junior to the Preferred Shares of a series as may be fixed by the Board of Directors.

(c)

If any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital.

(d)

Unless the directors otherwise determine in the articles of amendment designating a series of Preferred Shares, the holder of each share of a series of Preferred Shares shall not, as such, be entitled to receive notice of or vote at any meeting of shareholders, except as otherwise specifically provided in the ABCA.

4.

Under the ABCA, any substantive change to our  Articles (including, but not limited to, change of any maximum number of shares that we are authorized to issue, creation of new classes of shares, add, change or remove any rights, privileges, restrictions and conditions in respect of all or any of its shares, whether issued or unissued, change the shares of any class or series, whether issued or unissued, into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series) or other fundamental changes to our capital structure, including a proposed amalgamation or continuance out of the jurisdiction, requires shareholder approval by not less than 2/3 of the votes cast by shareholders voting in person or by proxy at a shareholders’ meeting called for that purpose.  In certain prescribed circumstances, holders of shares of a class or of a series are entitled to vote separately as a class or series on a proposal to amend the Articles whether or not shares of a class or series otherwise carry the right to vote.  The holders of a series of shares of a class are entitled to vote separately as a series only if the series is affected by an amendment in a manner different from other shares of the same class.

5.

Our  By-Laws provide that the Board of Directors shall call an annual meeting of shareholders to be held not later than eighteen months after the date of incorporation and subsequently, not later than fifteen months after holding the last preceding annual meeting.  Our By-Laws provide that the Board of Directors, the managing director or the President may at any time call a special meeting of shareholders.  Only the registered holders of shares are entitled to receive notice of and vote at annual and special meetings of shareholders, except to the extent that:

(a)

if a record date is fixed, the person transfers ownership of any of the person’s shares after the record date; or

(b)

if no record date is fixed, the person transfers ownership of any of the person’s shares after the date on which the list of shareholders is prepared; and

(c)

the transferee of those shares:

(i)

produces properly endorsed share certificates; or

(ii)

otherwise establishes ownership of the shares; and

(iii)

demands, not later than ten (10) days before the meeting, that the transferee’s name be included in the list before the meeting;

in which case the transferee is entitled to vote the shares.

The ABCA also permits the holders of not less than 5% of the issued voting shares to give notice to the directors requiring them to call and hold a meeting.

The only persons entitled to be present at a meeting of shareholders are:

(a)

Shareholders entitled to vote at the meeting;

(b)

Directors;

(c)

the auditor of Coastal Pacific; and

(d)

any others who, although not entitled to vote, are entitled or required under any provision of the ABCA, any unanimous shareholder agreement, the Articles or the By-laws to be present at the meeting.

Any other person may be admitted only on the invitation of the Chairperson of the meeting or with the consent of the meeting.

6.

There are no restrictions in our Articles or By-Laws on the number of shares that may be held by non-residents other than restrictions set out in the Investment Canada Act (Canada).

7.

There are no specific provisions in our Articles or By-Laws that have the effect of delaying, deferring or preventing a change of control and that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or any of our subsidiaries).  Notwithstanding this, the Board of Directors, under the general powers conferred to it under our By-Laws, have the authority to approve and invoke a shareholders rights plan that will protect shareholders from unfair, abusive or coercive take-over strategies, including the acquisition or control by a bidder in a transaction or series of transactions that does not treat all shareholders equally or fairly or that does not afford all shareholders an equal opportunity to share in any premium paid upon an acquisition of control.  We have not adopted such a plan.

8.

There are no provisions in our By-Laws regarding public disclosure of individual shareholdings.

9.

We were incorporated as an Alberta corporation on March 27, 2007.  With respect to items 2 through 8 above, the law applicable to us in the Province of Alberta in these areas is not significantly different from that in the United States.

10.

Not applicable.

Limitation of Liability of Directors and Indemnification of Directors and Officers

Alberta Corporate Law

Under the Alberta Business Corporations Act (the "ABCA"), we may indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his corporate role.  The ABCA extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Article 6 of our By-laws, as described above, provides for indemnification of its officers and directors to the fullest extent permitted by law.

Specifically, Section 6 of our By-laws provides for:

6.01 Conflict of Interest:  A director or officer shall not be disqualified by his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation or subsidiary thereof.  Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the ABCA.  Any such contract or proposed contract shall be referred to the Board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the Board or shareholders.  Subject to the provisions of the ABCA, a director shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, and it is fair and reasonable to the Corporation at the time it was approved and, if required by the ABCA, the director refrains from voting as a director on the contract or transaction and absents himself from the director's meeting at which the contract is authorized or approved by the directors, except attendance for the purpose of being counted in the quorum.

6.02 Limitation of Liability:  Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interest of the Corporation and exercise the care, diligence and skill that a reasonable and prudent person would exercise in comparable circumstances.  Subject to the foregoing, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act of conformity, or for any loss, damage, or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the ABCA and the regulations thereunder or from liability for any breach thereof.  The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the Board.

6.03 Indemnity:  Subject to the ABCA, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs, executors, administrators and other legal representatives, from and against,

(a)

any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and

(b)

all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation, except where such liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation.

The Corporation shall also indemnify such persons in such other circumstances as the ABCA permits or requires.  Nothing in this Section shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this Section.

6.04 Insurance:  Subject to the ABCA, the Corporation may purchase and maintain insurance for the benefit of any person referred to in the preceding section against any liability incurred by him in his capacity as a director or officer of the Corporation or of any body corporate where he acts or acted in that capacity at the Corporation's request.

No indemnification agreements have been entered into with officers and directors of Coastal Pacific as of the date of this Prospectus.

C.

Material Contracts

We are a party to a Loan Agreement dated April 27, 2007, between 961266 Alberta Inc., a shareholder of the Company, as Lender, and Coastal Pacific Mining Corp., as Debtor, wherein the Lender provided us with One Hundred and Twenty Five Thousand (Cdn$125,000.00) dollars (the “Principal Sum”) on the terms and conditions that we repay the Principal Sum , together with interest thereon or on so much as from time to time remains unpaid, at the rate of Ten (10%) percent, per annum (the “Interest Rate”), calculated as well after as before maturity, default or judgment, until the principal sum and interest is paid.  Interest at the Interest Rate on the amounts from time to time advanced, computed from the respective dates of such advances will become due and be paid on March 27, 2009.

Subsequent to April 30, 2007, the Company received instruction from the Debtor to convert the Twelve Thousand Four Hundred (Cdn$12,400.00) dollars of the principal amount of the loan to share subscriptions for 961266 Alberta Inc., Larry Taylor and Garland Stevens.  As at the date of this filing, the principal amount of the Loan is One Hundred and Twelve Thousand Six Hundred (Cdn$112,600.00) dollars.

We are party to a Letter Agreement dated and made effective the 30th day of April, 2007, between Garland Bruce Stevens, our Secretary Treasurer and a director, as Vendor, and Coastal Pacific Mining Corp., as Buyer, wherein we acquired Mineral Title to Tenure No. 530021, known as the Violet East claim, consisting of 14 Claims (223 Units) within the property known as the Axe Property, for the purchase price of Fifteen Thousand (Cdn$15,000.00) dollars.

D.

Exchange Controls

The taxation of any payment of dividends and other distributions from the Company to any non-resident shareholders is governed by tax treaties between Canada and nations of such shareholders.  Such tax rates will depend on the various treaties.

There are no governmental laws, decrees or regulations in Canada relating to restrictions on the export or import of capital, or affecting the remittance of interest, dividends or other payments to non-residents.  Dividends paid to U.S. residents, however, are subject to a 15% withholding tax or a 5% withholding tax for dividends if the shareholder is a corporation owning at least 10% of the outstanding voting shares of Coastal Pacific pursuant to Article X of the reciprocal tax treaty between Canada and the U.S.

Except as provided in the Investment Canada Act (the “ICA”), which has provisions that restrict the holding of voting shares by non-Canadians, there are no limitations specific to the rights of non-Canadians to hold or vote the Common Shares under the laws of Canada or the Province of Alberta, or in the charter documents of Coastal Pacific or its subsidiaries.  Management of Coastal Pacific believes that the following summary fairly describes those provisions of the ICA pertinent to an investment in Coastal Pacific by a person who is not a Canadian resident (a “non-Canadian”).

The ICA requires a non-Canadian making an investment which would result in the acquisition of control of a Canadian business (i.e. the gross value of the assets of which exceed a certain monetary threshold) to identify, notify, or file an application for review with the Investment Review Division of Industry Canada (“IRD”).

The notification procedure involves a brief statement of information about the investment on a prescribed form which is required to be filed with the IRD by the investor at any time up to 30 days following implementation of the investment.  It is intended that investments requiring only notification will proceed without government intervention unless the investment is in a specific type of business activity related to Canada’s cultural heritage and national identity.

If an investment is reviewable under the ICA, an application for review in the form prescribed is normally required to be filed with the IRD prior to the investment taking place and the investment may not be implemented until the review has been completed and the Minister of Industry Canada (“Minister”) (the Minister responsible for Investment Canada) is satisfied that the investment is likely to be of net benefit to Canada.  The Minister has up to 75 days to make this determination.  If the Minister is not satisfied that the investment is likely to be of net benefit to Canada, the non-Canadian must not implement the investment or, if the investment has been implemented, may be required to divest himself of control of the business that is the subject of the investment.

The following investments by non-Canadians are subject to notification under the ICA:

1.

An investment to establish a new Canadian business; and

2.

An investment to acquire control of a Canadian business that is not reviewable pursuant to the Act.

The following investments by a non-Canadian are subject to review under the ICA:

1.

An investment is reviewable if there is an acquisition of a Canadian business and the asset value of the Canadian business being acquired equals or exceeds the following thresholds:

(a)

For non-World Trade Organization (“WTO”)  investors, the threshold is $5 million for a direct acquisition and $50 million for an indirect acquisition; the $5 million threshold will apply however for an indirect acquisition if the asset value of the Canadian business being acquired exceeds 50% of the asset value of the global transaction;

(b)

Except as specified in paragraph (c) below, a threshold is calculated annually for reviewable direct acquisitions by or from WTO investors.  The threshold for 2004 is $227 million.  Pursuant to Canada’s international commitments, indirect acquisitions by or from WTO investors are not reviewable;

(c)

The limits set out in paragraph (a) apply to all investors for acquisitions of a Canadian business that:

(i)

engages in the production of uranium and owns an interest in a producing uranium property in Canada;

(ii)

provides any financial service;

(iii)

provides any transportation services; or

(iv)

is a cultural business.

Notwithstanding the above, any investment which is usually only notifiable, including the establishment of a new Canadian business, and which falls within a specific business activity, including the publication and distribution of books, magazines, newspapers, film or video recordings, audio or video music recordings, or music in print or machine-readable form may be reviewed if an Order-in-Council directing a review is made and a notice is sent to the Investor within 21 days following the receipt of a certified complete notification.

Generally speaking, an acquisition is direct if it involves the acquisition of control of the Canadian business or of its direct or indirect Canadian parent and an acquisition is indirect if it involves the acquisition of control of a non-Canadian direct or indirect parent of an entity carrying on the Canadian business.  No change of voting control will be deemed to have occurred if less than one-third of the voting control of a Canadian corporation is acquired by an investor.

A WTO investor, as defined in the ICA, includes an individual who is a national of a member country of the WTO or who has the right of permanent residence in relation to that WTO member, a government or government agency of a WTO investor-controlled corporation, a limited partnership, trust or joint venture that is neither WTO-investor controlled or Canadian controlled of which two-thirds of its board of directors, general partners or trustees, as the case may be, are any combination of Canadians and WTO investors.

The ICA exempts certain transactions from the notification and review provisions of ICA, including, among others, (a) an acquisition of voting shares if the acquisition were made in the ordinary course of that persons’ business as a trader or dealer in securities; (b) an acquisition of control of the company in connection with the realization of a security interest granted for a loan or other financial assistance and not for any purpose related to the provisions of the ICA; (c) the acquisition of voting interests by any person in the ordinary course of a business carried on by that person that consists of providing, in Canada, venture capital on terms and conditions not inconsistent with such terms and conditions as may be fixed by the Minister; and (d) acquisition of control of the company by reason of an amalgamation, merger, consolidation or corporate reorganization, following which the ultimate direct or indirect control in fact of the company, through the ownership of voting interests, remains unchanged.

A.

Taxation

Canadian Federal Income Tax Consequences

The following is a summary of the material Canadian federal income tax consequences generally applicable to U.S. holders arising from the purchase, ownership and disposition of our Common Shares.  In this summary, a “U.S. holder” means a person, who at all relevant times, for the purposes of the Canada-United States Income Tax Convention, 1980, as amended, (the “Convention’) is a resident of the United States and who, for the purposes of the Income Tax Act (Canada) (The “Canadian Tax Act”) (a) is not and never has been a resident of Canada, (b) holds the Common Shares as capital property and (c) does not use or hold and is not deemed to use or hold the Common Shares in the course of carrying on a business in Canada.  Special rules, which are not discussed in this summary, may apply to a U.S. holder that is an insurer carrying on business in Canada and elsewhere.  Common Shares will generally be capital property to a U.S. holder unless they are held in the course of carrying on a business of trading or dealing in securities or have been acquired in a transaction or transactions considered to be an adventure in the nature of trade.

This summary is based on the current provisions of the Canadian Tax Act and the regulations thereunder, all specific proposals to amend the Canada Tax Act and the regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and counsel’s understanding of the current administrative practices of the Canada Revenue Agency.

This summary is not exhaustive of all possible Canada federal income tax consequences and, except as mentioned above, does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or consequences, which may differ significantly from the Canadian federal income tax consequences discussed herein.  Prospective U.S. holders should consult their own tax advisors with respect to the income tax consequences of investing in Common Shares based on the U.S. holder’s particular circumstances.

For purposes of the Canadian Tax Act, all amounts relating to our securities must be expressed in Canadian dollars including proceeds of disposition and adjusted cost base.  Amounts denominated in U.S. dollars generally must be converted into Canadian dollars based on the prevailing U.S. dollar exchange rate at the relevant time.

Disposition of Common Shares

A U.S. holder of our Common Shares which are not “Taxable Canadian property” (as defined in the Canadian Tax Act) will not be subject to tax under the Canadian Tax Act on the disposition of such shares.  Generally, our Common Shares will not be taxable Canadian property to a U.S. holder at a particular time if:

(a)

the Common Shares are listed on a prescribed stock exchange at the relevant time, and

(b)

during the 60 month period immediately preceding the disposition of the Common Shares, the U.S. holder, persons with whom the U.S. holder did not deal at arm’s length, or the U.S. holder, together with such persons, did not own (i) 255 or more of the issued shares of any class or series of shares of our capital sock or (ii) options or warrants or other interests in or options in respect of 255 or more of the issued shares of any class or series of shares of our capital stock.

A capital gain realized on a disposition by a U.S. holder of a common share which is taxable Canadian property will be subject to tax under the Canadian Tax Act unless the capital gain is exempt from tax under the Canadian Tax Act pursuant to the provisions of the Convention.  U.S. holders whose Common Shares are taxable Canadian property should consult their own tax advisors.

Dividends on Common Shares

Dividends paid or credited or deemed under the Canadian Tax Act to be paid or credited to a U.S. holder on our Common Shares will generally be subject to Canadian withholding tax at the rate of fifteen (15%) percent.  This rate is reduced to five (5%) percent in the case of a U.S. holder that is a corporation that owns at least ten (10%) percent of our voting stock.

United States Federal Income Tax Consequences

The following is a general discussion of certain possible U.S. federal income tax consequences, under current law, generally applicable to a U.S. Holder (as defined below) of our Common Shares.  This discussion is of a general nature only and does not take into account the particular facts and circumstances, with respect to U.S. federal income tax issues, of any particular U.S. Holder.  In addition, this discussion does not cover any state, local or foreign tax consequences.

The following discussion is based upon the section of the Internal Revenue Code of 1986, as amended (“Code”), Treasury Regulations, published Internal Revenue Service (“IRS”) rulings, published administrative positions of the IRS and court decisions that are currently applicable, any or all of which could be materially and adversely changed, possibly on a retroactive basis, at any time and which are subject to differing interpretations.  This discussion does not consider the potential effects, both adverse and beneficial, of any proposed legislation which, if enacted, could be applied, possibly on a retroactive basis, at any time.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY U.S. HOLDER OR PROSPECTIVE U.S. HOLDER OF OUR COMMON SHARES, AND NO OPINION OR REPRESENTATION WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO ANY SUCH U.S. HOLDER OR PROSPECTIVE U.S. HOLDER IS MADE.  ACCORDINGLY, U.S. HOLDERS AND PROSPECTIVE U.S. HOLDERS OF OUR COMMON SHARES SHOULD CONSULT THEIR OWN FINANCIAL ADVISOR, LEGAL COUNSEL OR ACCOUNTANT REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON SHARES.

As used herein, a “U.S. Holder” means a holder of our Common Shares who is (i) a citizen or individual resident of the U.S., (ii) a corporation created or organized in or under the laws of the U.S., or of any political subdivision thereof, (iii) an estate whose income is taxable in the U.S. irrespective of source or (iv) a trust subject to the primary supervision of a court within the U.S. and control of a U.S. fiduciary as described in Section 7701(a)(30) of the Code.  If a partnership or other “pass-through” entity treated as a partnership for U.S. federal income tax purposes holds our Common Shares, the U.S. federal income tax treatment of the partners or owners of such partnership or other pass-through entity generally will depend on the status of such partners or owners and the activities of such partnership or pass-through entity.

This summary does not address the federal income tax consequences to persons (including persons who are U.S. Holders) subject to special provisions of U.S. federal income tax law, including (i) persons who are tax-exempt organizations, qualified retirement plans, individual retirement accounts and other tax-deferred accounts, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, or brokers, dealers or traders to securities, (ii) persons who have a “functional currency” other than the U.S. dollar, (iii) persons subject to the alternative minimum tax, (iv) persons who own our Common Shares as part of a straddle, hedging, conversion transaction, constructive sale or other arrangement involving more than one (1) position, (v) persons who acquired our Common Shares through the exercise of employee stock options or otherwise as compensation for services, (vi) persons that own an interest in an entity that owns our Common Shares, (vii) persons who own, exercise or dispose of any options, warrants or other rights to acquire our Common Shares, (viii) persons who are partners or owners of partnerships or other pass-through entities such as corporations subject to Subchapter S of the Code or (ix) persons who own our Common Shares other than as a capital asset within the meaning of Section 1221 of the Code.

Distributions to U.S. Holders

General Rules

U.S. Holders receiving distributions (including constructive distributions) with respect to our Common Shares are required to include in gross income as a dividend for U.S. federal income tax purposes the gross amount of such distributions (without reduction for any Canadian income tax withheld from such distributions), equal to the U.S. dollar value of such distributions on the date of receipt (based on the exchange rate on such date), to the extent of our current or accumulated earnings and profits.  To the extent that distributions exceed our current and accumulated earnings and profits, such distributions will be treated first as a return of capital, to the extent of the U.S. Holder’s adjusted basis in our Common Shares, and thereafter as gain from the sale or exchange of our Common Shares.  (See more detailed discussion at “Disposition of Shares” below).  Any Canadian tax withheld from distribution may be credited, subject to certain limitations, against the U.S. Holder’s U.S. federal income tax liability or, alternatively, may be deducted in computing the U.S. Holder’s U.S. federal taxable income by those who itemize deductions.  (See more detailed discussion at “Foreign Tax Credit” below).

Currency Gain or Loss

In general, in the case of foreign currency received as a distribution that is not converted by the recipient into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt.  Generally a gain or loss recognized upon a subsequent sale or other disposition of the foreign currency, including the exchange for the U.S. dollars, will be ordinary income or loss.

Dividend may be Eligible for Reduced Tax Rate

For taxable years beginning after December 31, 2002 and before January 1, 2009, dividends received by U.S. Holders that are individuals, estates or trusts from a “qualified foreign corporation” as defined in Section 1(h)(11) of the Code, generally are taxed at the same preferential tax rates applicable to long-term capital gains.  Although not free from doubt, it appears we would likely be a “qualified foreign corporation,” as defined in Section 1(h)(11) of the Code as a result of the U.S.–Canada income tax treaty if, however, we are not a Passive Foreign Investment Company (“PFIC”).  We have not determined whether we meet the definition of a PFIC.  (See more detailed discussion at “We may be a Passive Foreign Investment Company” below).  A corporation that is properly described as a PFIC, along with other foreign corporations given special status under the Code, for its taxable year during which it pays a dividend, or for its immediately preceding taxable year, will not be treated as a “qualifying foreign corporation” and dividends received by U.S. Holders that are individuals, estates or trusts generally will be subject to U.S. federal income tax at ordinary income tax rates (and not at the preferential tax rates applicable to long-term capital gains).

Dividends not Eligible for Dividends Received Deduction

Dividends paid generally will not be eligible for the “dividends received deduction” allowed to corporate shareholders receiving dividends from certain U.S. corporations.  Under certain circumstances, a U.S. Holder that is a corporation and that owns shares representing at least 10% of the total voting power and the total value of shares issued by the Corporation may be entitled to a 70% deduction of the “U.S. source” portion of dividends received from the Corporation (unless the Corporation qualifies as a PFIC).  The availability of the dividends received deduction is subject to several complex limitations that are beyond the scope of this discussion, and U.S. Holders of our Common Shares should consult their own financial advisor, legal counsel or accountant regarding the dividends received deduction.

Dividends Paid to Shareholders who Made QEF Election may be Exempt from Tax

Generally, shareholders are not subject to additional income taxation on distributions made by a PFIC to the extent of the shareholder’s basis in the corporation’s shares if a Qualified Electing Fund (“QEF”) election is in effect.  (Please see the “QEF Election” discussion below).  A shareholder’s basis in this situation is usually equal to the cost of purchasing the shares plus the amount of the corporation’s income that was reported on the shareholder’s return pursuant to the QEF election less any prior distributions made by the corporation to the shareholder.  Again, these rules are subject to several exceptions that are beyond the scope of this discussion.  U.S.  HOLDERS OF OUR COMMON SHARES SHOULD CONSULT THEIR OWN FINANCIAL ADVISOR, LEGAL COUNSEL OR ACCOUNTANT REGARDING WHETHER DIVIDENDS PAID TO THEM WILL BE EXEMPT FROM FEDERAL INCOME TAX IF A QEF ELECTION IS MADE.

Disposition of Shares

General Rule

A U.S. Holder will recognize gain or loss upon the sale or other taxable disposition of our Common Shares equal to the difference, if any, between (i) the amount of cash plus the fair market value of any property received, and (ii) the shareholder’s tax basis in the shares.  This gain or loss will be long-term capital gain or loss if our Common Shares are held for more than one year.

Reduced Tax Rate

Preferential tax rates apply to Long-term capital gains of U.S. Holders that are individuals, estates or trusts.  There are currently no preferential tax rates for Long-term capital gains for a U.S. Holder that is a corporation.  Deductions for net capital losses are subject to significant limitations.  For U.S. Holders that are not a corporation, any unused portion of such net capital loss may be carried over to be used in later tax years until such net capital loss is thereby exhausted.  For U.S. Holders that are corporations, an unused net capital loss may be carried back three years and carried forward five years from the loss year to be offset against capital gains until such net capital loss is thereby exhausted.  Sales of PFIC stock are not eligible for the reduced long-term capital gains rates that are usually applicable to sales of stock unless the shareholder made a QEF election regarding such shares.

We may be a Passive Foreign Investment Company

General Discussion

We have not determined whether we meet the definition of a PFIC, within the meaning of Sections 1291 through 1928 of the Code for the current tax year and any prior tax years.  We may or may not qualify as a PFIC in subsequent years due to changes in our assets and business operations.  In general, a U.S. Holder who holds stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to numerous special U.S. federal income taxation rules and may elect to be taxed under two alternative tax regimes.  The following is a discussion of these three sets of special rules applied to U.S. Holders of our Common Shares.  In addition, special rules apply if a foreign corporation qualifies as both a PFIC and a “controlled foreign corporation” (as defined below) and a U.S. Holder owns, actually or constructively, 10% or more of the total combined voting power of all classes of stock entitled to vote of such foreign corporation.  (See more detailed discussion at “Controlled Foreign Corporation” below).

Definition of PFIC

Section 1297 of the Code generally defines a PFIC as a corporation that is not formed in the U.S. and, for any taxable year, either (a) 75% or more of its gross income is “passive income” or (b) the average percentage, by fair market value of its assets that produce or are held for the production of “passive income” is 50% or more.  “Passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities and certain gains from commodities transactions.  For purposes of the PFIC income test and the assets test, if a foreign corporation owns (directly or indirectly) at least 25% by value of the stock of another corporation, such foreign corporation shall be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly its proportionate share of the income of such other corporation.  Also, for the purposes of such PFIC tests, passive income does not include any interest, dividends, rents or royalties that are received or accrued from a “related” person to the extent such amount is properly allocable to the income of such related person which is not passive income.  For these purposes, a person is related with respect to a foreign corporation if such person “controls” the foreign corporation or is controlled by the foreign corporation or by the same persons that controls the foreign corporation.  For these purposes, “control” means ownership, directly or indirectly, of stock possessing more than 50% of the total voting power of all classes of stock entitled to vote or of the total value of stock of a corporation.

Generally Applicable PFIC Rules

If a U.S. Holder does not make a timely election to be taxed in conformity with the Mark-to-Market rules (as described  below) or the QEF rules (as described below) during a year in which it holds (or is deemed to have held) our Common Shares while we are a PFIC (A “Non-electing U.S. Holder”), then special taxation rules under Section 1291 of the Code will apply to (i) gains realized on the disposition (or deemed to be realized by reasons of a pledge) of our Common Shares and (ii) certain “excess distributions” (generally, distributions received in the current taxable year that are in excess of 125% of the average distributions received during the three preceding years or, if shorter, the U.S. Holder’s holding period) by us.

A Non-Electing U.S. Holder generally would be required to pro rate all gains realized on the disposition of our Common Shares and all excess distributions on our Common Shares over their entire holding period for our Common Shares.  All gains or excess distributions allocated to prior years of the U.S. Holder (other than years prior to our first taxable year during such U.S. Holder’s holding period and beginning after January 1, 1987, for which we were a PFIC) would generally be taxed at the highest tax rate for each such prior year applicable to ordinary income, and such Non-Electing U.S. Holder also would be liable for interest on the foregoing tax liability for each such prior year calculated as if such liability had been due with respect to each such prior year.  A Non-Electing U.S. Holder that is not a corporation must treat this interest charge as “personal interest” which, as discussed above, is wholly non-deductible.  The balance of the gain or the excess distribution will be treated as ordinary income in the year of the disposition or distribution, and no interest charge will be incurred with respect to such balance.

If we are a PFIC for any taxable year during which a Non-Electing U.S. Holder holds our Common Shares, then we will continue to be treated as a PFIC with respect to such Common Shares, even if we cease meeting the definition of a PFIC.  A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules discussed above for the Non-Electing U.S. Holders) as if our Common Shares had been sold on the last day of the last taxable year for which we were a PFIC.

Mark-to-Market Election

Effective for tax years of the U.S. Holders beginning after December 31, 1997, U.S. Holders who hold, actually or constructively, marketable stock (as specifically defined in the Treasury Regulations) of a foreign corporation that qualifies as a PFIC may annually elect to mark such stock to the market (a “mark-to-market election”).  If such an election is made, such U.S. Holder will generally not be subject to the special taxation rules of Section 1291 discussed above.  However, if the mark-to-market election is made by a Non-Electing U.S. Holder after the beginning of the holding period for the PFIC stock, then the Section 1291 rules will apply to certain dispositions of, distributions on and other amounts taxable with respect to our Common Shares.  A U.S. Holder who makes the mark-to-market election will include in income for the taxable year for which the election was made an amount equal to the excess, if any, of the fair market value of our Common Shares as of the close of such tax year over such U.S. Holder’s adjusted basis in such Common Shares.  In addition, the U.S. Holder is allowed a deduction for the lesser of (i) the excess, if any, of such U.S. Holder’s adjusted tax basis in our Common Shares over the fair market value of such shares as of the close of the tax year, or (ii) the excess, if any, of (A) the mark-to-market gains for our Common Shares included by such U.S. Holder for prior tax years, including any amount which would have been included for any prior tax year but for the Section 1291 interest on tax deferral rules discussed above with respect to Non-Electing U.S. Holder’s, over (B) the mark-to-market losses for our Common Shares that were allowed as deductions for prior tax years.  A U.S. Holder’s adjusted tax basis in our Common Shares will be adjusted to reflect the amount included in or deducted from income as a result of a mark-to-market election.  A mark-to-market election applies to the taxable year in which the election is made and to each subsequent taxable year, unless our Common Shares cease to be marketable, as specifically defined, or the IRS consents to revocation of the election.

QEF Election

In general, a U.S. Holder who makes a timely QEF election (an “Electing U.S. Holder’) regarding our Common Shares will be subject, under Section 1293 of the Code, to current U.S. federal income tax for any taxable year in which we qualify as a PFIC on his pro rata share of (i) “net capital gain” (the excess of net long-term capital gain over net short-term capital loss), which will be taxed as long-term capital gain to the Electing U.S. Holder and (ii) “ordinary earning” (the excess of earnings and profits over net capital gain), which will be taxed as ordinary income to the Electing U.S. Holder, in each case, for the shareholder’s taxable year in which (or with which) our taxable year ends, regardless of whether such amounts are actually distributed.

The effective QEF election also allows the Electing U.S. Holder to (i) generally treat any gain realized on the disposition of our Common Shares (or deemed to be realized on the pledge of our Common Shares) as capital gain; (ii) treat his share of our net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on his share of our annual realized net capital gain and ordinary earnings subject, however, to an interest charge.  If the Electing U.S. Holder is not a corporation, such an interest charge would be treated as “personal interest” that is not deductible.

The procedure a U.S. Holder must comply with in making an effective QEF election, and the U.S. federal income tax consequences of the QEF election, will depend on whether the year of the election is the first year in the U.S. Holder’s holding period in which we are a PFIC.  If the U.S. Holder makes a QEF election in such first year, i.e., a timely QEF election, then the U.S. Holder may make the QEF election by simply filing the appropriate QEF election documents at the time the U.S. Holder files his tax return for such first year.  However, if we qualified as a PFIC in a prior year, then in addition to filing the QEF election documents, the U.S. Holder must elect to recognize (i) under the rules of Section 1291 of the Code (discussed herein), any gain that he would otherwise recognize if the U.S. Holder sold his stock on the qualification date or (ii) if we are a controlled foreign corporation, the U.S. Holder’s pro rata share of our post-1986 earnings and profits as of the qualification date.  The qualification date is the first day of our first tax year in which we qualified as a QEF with respect to such U.S. Holder.  The elections to recognize such gain or earnings and profits can only be made if such U.S. Holder’s holding period for our Common Shares includes the qualification date.  By electing to recognize such gain or earnings and profits, the U.S. Holder will be deemed to have made a timely QEF election.  A U.S. Holder who made elections to recognize gain or earnings and profits after May 1, 1992 and before January 27, 1997 may, under certain circumstances, elect to change such U.S. Holder’s qualification date to the first day of the first QEF year.  U.S. HOLDERS ARE URGED TO CONSULT A TAX ADVISOR REGARDING THE AVAILABILITY OF AND PROCEDURE FOR ELECTING TO RECOGNIZE GAIN OR EARNINGS AND PROFITS UNDER THE

FOREGOING RULES.  In addition to the above rules, under very limited circumstances, a U.S. Holder may make a retroactive QEF election if such U.S. Holder failed to file the QEF election documents in a timely manner.

A QEF election, once made with respect to our Common Shares, applies to the tax year for which it was made and to all subsequent tax years, unless the election is invalidated or terminated, or the IRS consents to revocation of the election.  If a QEF election is made by a U.S. Holder and we cease to qualify as a PFIC in a subsequent tax year, the QEF election will remain in effect, although not applicable, during those tax years in which we do not qualify as a PFIC.  Therefore, if we again qualify as a PFIC in a subsequent tax year, the QEF election will be effective and the U.S. Holder will be subject to the rules described above for Electing U.S. Holders in such tax year and any subsequent tax years in which we qualify as a PFIC.  In addition, the QEF election remains in effect, although not applicable, with respect to an Electing U.S. Holder even after such U.S. Holder disposes of all of his or its direct and indirect interest in our Common Shares.  Therefore, if such U.S. Holder reacquires our Common Shares, that U.S. Holder will be subject to the rules described above for Electing U.S. Holders for each tax year in which we qualify as a PFIC.

Generally, shareholders do not make a QEF election unless they have sufficient information to determine their proportionate shares of a corporation’s net capital gain and ordinary earnings.  We have not calculated these amounts for any shareholder, and do not anticipate making these calculations in the foreseeable future.  THEREFORE, U.S. HOLDERS OF OUR COMMON SHARES SHOULD CONSULT THEIR OWN FINANCIAL ADVISOR, LEGAL COUNSEL OR ACCOUNTANT REGARDING THE QEF ELECTION BEFORE MAKING THIS ELECTION.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would treat as taxable certain transfers of PFIC stock by Non-Electing U.S. Holders that are generally not otherwise taxed, such as gifts, exchanges pursuant to corporate reorganizations and transfers at death.  Generally, in such cases the basis of shares in the hands of the transferee and the basis of any property received in the exchange for those shares would be increased by the amount of gain recognized.  However, the specific U.S. federal income tax consequences to the U.S. Holder and the transferee may vary based on the manner in which the Common Shares are transferred.

Certain special, generally adverse, rules will apply with respect to our Common Shares while it is a PFIC whether or not it is treated as a QEF.  For example under Section 1298(b)(6) of the code, a U.S. Holder who uses PFIC stock as security for a loan (including a margin loan) will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Common Shares.

The PFIC rules are very complicated, and U.S. Holders should consult their own financial advisor, legal counsel or accountant regarding the PFIC rules, including the advisability of and procedure for making a QEF election or mark-to-market election, and how these rules may impact their U.S. federal income tax situation.

Foreign Tax Credit

A U.S. Holder who pays (or has withheld from distributions) Canadian or other foreign income tax with respect to the ownership of our Common Shares may be entitled, at the option of the U.S. Holder, to either receive a deduction or a tax credit for U.S. federal income tax purposes with respect to such foreign tax paid or withheld.  There are significant and complex limitations that apply to the foreign tax credit, among which is the general limitation that the credit cannot exceed the proportionate share of the U.S. Holder’s U.S. income tax liability that the U.S. Holder’s “foreign source” income bears to his, her or its worldwide taxable income.  In applying this limitation, the various items of income and deduction must be classified as either “foreign source” or “U.S. source”.  Complex rules govern this classification process.

In addition, U.S. Holders that are corporations and that own 10% or more of our voting stock may be entitled to an “indirect” foreign tax credit under Section 902 of the Code with respect to the payment of dividends under certain circumstances and subject to complex rules and limitations.  THE AVAILABILITY OF THE FOREIGN TAX CREDIT AND THE APPLICATION OF THE LIMITATIONS WITH RESPECT TO THE FOREIGN TAX CREDIT ARE FACT SPECIFIC, AND EASH U.S. HOLDER OF OUR COMMON SHARES SHOULD CONSULT THEIR OWN FINANCIAL ADVISOR, LEGAL COUNSEL OR ACCOUNTANT REGARDING THE FOREIGN TAX CREDIT RULES.

Information Reporting; Backup Withholding

Certain information reporting and backup withholding rules may apply with respect to certain payments related to our Common Shares.  In particular, a payor or middleman within the U.S., or in certain cases outside the U.S., will be required to withhold at a current rate of 28% (which rate is scheduled for periodic adjustment) of any payments to a U.S. Holder regarding dividends paid or proceeds from the sale of such Common Shares within the U.S. if a U.S. Holder fails to furnish its correct taxpayer identification number

(generally on form W-9) or otherwise fails to comply with, or establish an exemption from, the backup withholding tax requirements.  Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.  U.S. HOLDERS SHOULD CONSULT THEIR OWN FINANCIAL ADVISOR, LEGAL COUNSEL OR ACCOUNTANT REGARDING THE INFORMATION REPORTING AND BACKUP WITHHOLDING RULES APPLICABLE TO OUR COMMON SHARES.

Other Considerations for U.S. Holders

In the following circumstances, the above sections of this discussion may not describe the U.S. federal income tax consequences to U.S. holders resulting from the ownership and disposition of shares issued by a foreign corporation.

Controlled Foreign Corporation

If more than 50% of the total voting power or the total value of our outstanding shares are owned, directly or indirectly, by citizens or residents of the U.S., U.S. partnerships or corporations, or U.S. estates or trusts (as defined by the Code Section 7701(a)(3)), each of which own, directly or indirectly, 10% or more of the total voting power of our outstanding shares (each a “10% Shareholder”), we could be treated as a controlled foreign corporation (“CFC”) under Section 957 of the Code.

Our classification as a CFC would effect many complex results, including that 10% Shareholders would generally (i) be treated as having received a current distribution of our “Subpart F income” and (ii) would also be subject to current U.S. federal income tax on their pro rata share of our earnings invested in “U.S. property”.  The foreign tax credit may reduce the U.S. federal income tax on these amounts for such 10%Shareholder (see more detailed discussion at “Foreign Tax Credit” above).  In addition, under Section 1248 of the Code, gain from the sale or other taxable disposition of our Common Shares by a U.S. Holder that is or was a 10% Shareholder at any time during the five-year period ending with the sale is treated as a dividend to the extent of our earnings and profits attributable to our Common Shares sold or exchanged.

If we are classified as both a PFIC and a CFC, we generally will not be treated as a PFIC with respect to 10% Shareholders.  This rule generally will be effective for taxable years of 10% Shareholders beginning after 1997 and for its taxable years ending with or within such taxable years of 10% shareholders.  We have not determined whether we meet the definition of a CFC, and there can be no assurance that we will not be considered a CFC for the current or any future taxable year.

THE CFC RULES ARE VERY COMPLICATED, AND U.S. HOLDERS SHOULD CONSULT THEIR OWN FINANCIAL ADVISOR, LEGAL COUNSEL OR ACCOUNTANT REGARDING THE CFC RULES AND HOW THESE RULES MAY IMPACT THEIR U.S. FEDERAL INCOME TAX SITUATION.

A.

Dividends and Paying Agents

All shares of Common Shares are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights of the holders of loan or other financing documents.  These dividends may be paid in cash, property or additional shares of Common Shares.  We have not paid any dividends since our inception and presently anticipate that all earnings will be retained for development of our business.  Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.  Therefore, there can be no assurance that any dividends on the Common Shares will be paid in the future.

B.

Statement by Experts

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Shares was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

C.

 Documents on Display

We have filed with the SEC under the Securities Act of 1933 a registration statement on Form F-1 with respect to the shares being offered in this offering.  This Prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC.  The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549.  You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.  Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.  Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this Prospectus relating to such documents being qualified in all respect by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Sensitivity

Our debt instrument carries a fixed interest rate, therefore we are not sensitive to any fluctuation in the interest rates.

Exchange Rate Sensitivity.

The Company does not expect to be affected much by exchange rate sensitivity since our operations are primarily in Canada and therefore the majority of our transactions will be conducted in Canadian currency, with very little activity with other currencies.

Commodity Price Sensitivity

At this time we do not produce any minerals or commodities, therefore we are no sensitive to any fluctuation in pricing.

However, we may find it more difficult to raise further exploration funds.

DESCRIPTION OF SECURITIES OTHER THAN EQUITY SECURITIES.

Not Applicable.

MATERIAL CHANGES

Not Applicable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Not Applicable.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by the Business Corporations Act (Alberta), our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us.  We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

Foreign Private Issuer:  We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, as applicable to foreign private issuers.  Accordingly, we have filed a registration statement on Form F-1 under the Securities Act of 1933, as amended, relating to the shares of Common Shares being offered by this Prospectus and reference is made to such registration statement.  This Prospectus constitutes the Prospectus of Coastal Pacific Mining Corp. filed as part of the registration statement, and it does not contain all information in the registration statement as certain portions have been omitted in accordance with the rules and regulations of the SEC.  For further information about us and the Common Shares offered by this Prospectus, please refer to these registration statements.  In addition, wherever we refer to a contract or other document of ours in this Prospectus, the reference is not necessarily complete and you should refer to the exhibits and schedules that are a part of this registration statement for a copy of the contract or other document.  The registration statement and exhibits can be inspected and copied at public reference facilities of the SEC at the Office of Investor Education and Assistance, 100 F. Street N.E., Washington, D.C., 20549.  A written request for copies of such material can be obtained from the SEC Office of Investor Education and Assistance, at prescribed rates, either by facsimile to (202) 772-9295 or by e-mail to PublicInfo@sec.gov.  Because we file documents electronically with the SEC, you may also obtain this information by calling the SEC at 1-800-SEC-0330.  These filings are also available at the website maintained by the SEC at http://www.sec.gov.

As a “foreign private issuer”, we are exempt from the rules under the Securities Exchange Act of 1934, as amended, prescribing certain disclosure and procedural requirement for proxy solicitations.  Also, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder, with respect to their purchases and sales of securities.  In addition, we are not required under the Securities and Exchange Act of 1934, as amended, to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Securities Exchange Act of 1934, as amended.

After the offering, we will be subject to the information requirements of the SEC, as amended, applicable to foreign private issuers and will file annual reports on Form 20-F within six (6) months of our fiscal year-end and other reports and information on Form 6-K with the SEC.  You can read and copy these reports and other information at the SEC’s Public Reference Room or access them through its website.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	6
IDENTITY OF DIRECTORS, SENIOR MANAGEMENT AND ADVISERS	13
OFFER STATISTICS AND EXPECTED TIME TABLE	13
KEY INFORMATION	14
INFORMATION ON THE COMPANY	16
OPERATING, FINANCIAL REVIEW AND PROSPECTS	18
PLAN OF OPERATIONS	22
DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES	26
MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS	28
FINANCIAL INFORMATION	30
THE OFFER AND LISTING	30
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	47
DESCRIPTION OF SECURITIES OTHER THAN EQUITY SECURITIES	48
MATERIAL CHANGES	48
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	48
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	48
WHERE YOU CAN FIND MORE INFORMATION	48
FINANCIAL STATEMENTS TO JULY 31, 2007	F-1
FINANCIAL STATEMENTS TO APRIL 30, 2007	F-6

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything other than those contained in this Prospectus in connection with the offer contained herein, and, if given or made, you should not rely upon such information or representations as having been authorized by Coastal Pacific Mining Corp.  This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to those to which it relates in any state to any person to whom it is not lawful to make such offer in such state.  The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time after the date of this Prospectus.

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until ninety (90) days from the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus.  This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and By-laws provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us.  Alberta law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director.  A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct.  Our By-laws contain provisions to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against the liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information regarding all sales of our unregistered securities by Coastal Pacific since the date of incorporation.

On March 27, 2007, we issued 3,200,000 restricted shares of our Common Shares to Larry Taylor, our President and Director, for cash consideration of $3,200.00.

On March 27, 2007, we issued 3,200,000 restricted shares of our Common Shares to Garland Stevens, our Secretary-Treasurer and Director, for cash consideration of $3,200.00.

On March 27, 2007, we issued 6,000,000 restricted shares of our Common Shares to 961266 Alberta Inc., for cash consideration of $6,000.00.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibits:

Number	Description
3.1	Articles of Incorporation	Incorporated by reference to the Exhibits filed with the Form F-1 filed with the SEC on August 27, 2007
3.2	Bylaws	Incorporated by reference to the Exhibits filed with the Form F-1 filed with the SEC on August 27, 2007
4.1	Form of Share Certificate	Incorporated by reference to the Exhibits filed with the Form F-1 filed with the SEC on August 27, 2007
5.1	Opinion of Gersten Savage LLP	Filed herewith
5.2	Opinion of Siebenga King Law Offices	Filed herewith
10.1	Subscription Agreement	Incorporated by reference to the Exhibits filed with the Form F-1 filed with the SEC on August 27, 2007
10.2	Loan Agreement between Coastal Pacific Mining Corp. and 961266 Alberta Inc. dated March 27, 2007	Incorporated by reference to the Exhibits filed with the Form F-1 filed with the SEC on August 27, 2007
10.3	Acquisition Letter Agreement dated April 30, 2007	Incorporated by reference to the Exhibits filed with the Form F-1 filed with the SEC on August 27, 2007
23.1	Consent of Gersten Savage LLP (Reference is made to Exhibit 5)	Filed herewith
23.2	Consent of Child Van Wagoner & Bradshaw, PLLC	Filed herewith
24.1	Power of Attorney	Incorporated by reference to the Exhibits filed with the Form F-1 filed with the SEC on August 27, 2007

COASTAL PACIFIC MINING CORP.

FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (March 27, 2007) TO

July 31, 2007

REPORTED IN CANADIAN DOLLARS

Page

Unaudited Financial Statements

Balance Sheet	F-2

Statements of Operations	F-3

Statements of Cash Flows	F-4

Notes to Unaudited Financial Statements	F-5

COASTAL PACIFIC MINING CORP.

 (An Exploration Stage Company)

Balance Sheet (unaudited)
REPORTED IN CANADIAN DOLLARS

	July 31, 2007

ASSETS
Current	$
Cash		8,583
GST receivable		151
Prepaid deposits		71,170
Total Current Assets		79,904

TOTAL ASSETS		$79,904

LIABILITIES
Long Term
Related party loan		$117,116

TOTAL LONG TERM LIABILITIES		117,116

STOCKHOLDERS’ DEFICIT

Common Stock An unlimited number of Common Shares with no par value. Issued and outstanding 12,400,000 shares as at July 31, 2007		12,400
Deficit		(49,612)
TOTAL STOCKHOLDERS’ DEFICIT		(37,212)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT		$79,904

The accompanying notes are an integral part of these financial statements.

COASTAL PACIFIC MINING CORP.

(An Exploration Stage Company)

Statements of Operations (unaudited)

	Three months ended July 31, 2007	From Inception (March 27, 2007) to July 31, 2007

Revenues	$-	$-

Operating Expenses

Consulting fees	$-	$25,000
Mineral claims acquisition costs	510	15,510
Professional fees	2,400	4,702
Administrative expenses	133	440
	$3,043	$45,652

Income (Loss) from Operation	$(3,043)	$(45,652)
Interest expense	(3,960)	(3,960)

Net Income (loss)	(7,003)	(49,612)
Net income (loss) per share	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	12,400,000	12,400,000

The accompanying notes are an integral part of these financial statements.

COASTAL PACIFIC MINING CORP.

(An Exploration Stage Company)

Statements of Cash Flows (unaudited)

	Three months ended July 31, 2007	From Inception (March 27, 2007) to July 31, 2007

Cash flow used in
Operating Activities
Net loss for the period	$ (7,003)	$ (49,612)
Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets:
Prepaid expenses	(999)	(71,170)
Interest expense	3,960	3,960
GST receivable	-	(151)
Net cash used in operating activities	(4,042)	(116,973)

Cash flow provided by financing Activities
Proceeds from loans from related parties	-	125,556
Net cash provided by financing activities		125,556

Cash Increase (Decrease)	$ (4,042)	$ 8,583

Cash, beginning of period	$ 12,625	$ -

Cash, End of period	$ 8,583	$ 8,583

The accompanying notes are an integral part of these financial statements.

COASTAL PACIFIC MINING CORP.

(An Exploration Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

UNAUDITED - Prepared by Management

For the period from Inception (March 27, 2007) to

July 31, 2007

REPORTED IN CANADIAN DOLLARS

1.

Note 1- Basis of presentation and Continuance of Operations

The Company was incorporated in the Province of Alberta, Canada on March 27, 2007.  The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7.

The accompanying unaudited financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the Coastal Pacific Mining Corp.  audited financial statements for the year ended April 30, 2007.

The interim financial statements present the balance sheet, statements of operations and cash flows of Coastal Pacific Mining Corp.  The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The interim financial information is unaudited.  In the opinion of management, all adjustments necessary to present fairly the financial position as of July 31, 2007, and the results of operations, and cash flows presented herein have been included in the financial statements. All such adjustments are of a normal and recurring nature.  Interim results are not necessarily indicative of results of operations for the full year.

These financial statements have been prepared on a going concern basis.  The Company has incurred losses since inception resulting in an accumulated deficit of $45,652 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to address the going concern issue by funding future operations through the sale of equity capital and by director loans, if needed.

COASTAL PACIFIC MINING CORP.

FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (March 27, 2007) TO

APRIL 30, 2007

REPORTED IN CANADIAN DOLLARS

Page

Audited Financial Statements

Report of Independent Registered Public Accounting Firm	F-7

Balance Sheet	F-8

Statement of Operations	F-9

Statement of Stockholders’ Deficit	F-10

Statement of Cash Flows	F-11

Notes to Financial Statements	F-12 – F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Officers and Directors

Coastal Pacific Mining Corp.

We have audited the accompanying balance sheet of Coastal Pacific Mining Corp. as of April 30, 2007, and the related statements of operations, stockholders’ deficit, and cash flows for the period from inception (March 27, 2007) to April 30, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coastal Pacific Mining Corp.  as of April 30, 2007, and the results of its operations,  stockholders’ deficit  and its cash flows for the  period from inception (March 27, 2007) to April 30, 2007,   in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company    will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred losses from operations, has a liquidity problem, and requires funds for its operational activities.  These factors raise substantial doubt that the Company will be able to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Certified Public Accountants

Salt Lake City, Utah

August 9, 2007

COASTAL PACIFIC MINING CORP.

(An Exploration Stage Company)

Balance Sheet
REPORTED IN CANADIAN DOLLARS

	April 30, 2007

ASSETS
Current	$
Cash		12,625
GST receivable		151
Stock subscriptions receivable		12,400
Prepaid deposits		70,171
Total Current Assets		95,347

TOTAL ASSETS		$95,347

LIABILITIES
Long Term
Related party loan		$125,556

TOTAL LONG TERM LIABILITIES		125,556

STOCKHOLDERS’ DEFICIT

Common Stock An unlimited number of Common Shares with no par value. Issued and outstanding 12,400,000 shares as at April 30, 2007		12,400
Deficit		(42,609)
TOTAL STOCKHOLDERS’ DEFICIT		(30,209)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT		$95,347

The accompanying notes are an integral part of these financial statements.

COASTAL PACIFIC MINING CORP.

(An Exploration Stage Company)

Statement of Operations

From Inception (March 27, 2007) to April 30, 2007

Revenues	$-

Operating Expenses

Consulting fees	$25,000
Mineral claims acquisition costs	15,000
Professional fees	2,302
Administrative expenses	307
$42,609

Net Income (Loss)	$(42,609)
Net income (loss) per share	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	12,400,000

The accompanying notes are an integral part of these financial statements.

COASTAL PACIFIC MINING CORP.

(An Exploration Stage Company)

Statement of Stockholders’ Deficit

	Common Stock
	Shares	Amount	Additional Paid in Capital	Deficit	Total
Balance at March 27, 2007 (Date of Inception)	-	$-	$-	$-	$-
Issuance of common stock at $0.001	12,400,000	12,400	-	-	12,400
Net loss for the period	-	-	-	(42,609)	(42,609)
Balance at April 30, 2007	12,400,000	$12,400	$-	$(42,609)	$(30,209)

The accompanying notes are an integral part of these financial statements.

COASTAL PACIFIC MINING CORP.

(An Exploration Stage Company)

Statement of Cash Flows

From Inception (March 27, 2007) to April 30, 2007

Cash flow used in
Operating Activities
Net loss for the period	$ (42,609)
Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets:
Prepaid expenses	(70,171)
GST receivable	(151)
Net cash used in operating activities	(112,931)

Cash flow provided by financing Activities
Proceeds from loans from related parties	125,556
Net cash provided by financing activities	125,556

Cash Increase	12,625

Cash, beginning of period	0

Cash, End of period	$ 12,625

The accompanying notes are an integral part of these financial statements.

COASTAL PACIFIC MINING CORP.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the period from Inception (March 27, 2007) to

April 30, 2007.

REPORTED IN CANADIAN DOLLARS

2.

Nature and Continuance of Operations

The Company was incorporated in the Province of Alberta, Canada on March 27, 2007.  The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7.

These financial statements have been prepared on a going concern basis.  The Company has incurred losses since inception resulting in an accumulated deficit of $42,609 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to address the going concern issue by funding future operations through the sale of equity capital and by director loans, if needed.

3.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in Canadian Dollars, which is the Company’s functional currency.  The Company’s fiscal year-end is April 30.

b)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

c)

Mineral Property Costs

The Company has been in the exploration stage since its formation on March 27, 2007 and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mineral properties.  Mineral property acquisition and exploration costs are charged to operations as incurred.  When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the proven and probable reserves.

COASTAL PACIFIC MINING CORP.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the period from Inception (March 27, 2007) to

April 30, 2007.

2.

Summary of Significant Accounting Policies (continued)

d)

Financial Instruments

The carrying value of cash and prepaid expenses approximate their fair value because of the short- term maturity of these instruments.  The Company’s operations are in Canada and its primary operations are carried out in the functional currency of Canada.

e)

Foreign Currency Translation

The Company’s functional and reporting currency is the Canadian dollar.  Occasional transactions may occur in United States dollars and management has adopted SFAS No. 52 “Foreign Currency Translation”.  Monetary assets denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date.  Average monthly rates are used to translate revenues and expenses.  The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

f)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.  The Company has adopted SFAS No. 109 as of its inception.  Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward.  Potential benefit of net operating losses have not been recognized in the financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses  carried forward in future years.

g)

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128 “Earnings per Share”.  SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.  Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all dilutive potential Common Shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

COASTAL PACIFIC MINING CORP.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the period from Inception (March 27, 2007) to

April 30, 2007.

h)

Recent Accounting Pronouncements

In February, 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments.  SFAS No. 155 eliminates the temporary exemption of bifurcation requirements to securitized financial assets, contained in SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.  As a result, similar financial instruments are accounted for similarly regardless of the form of the instruments.  In addition, in instances where a derivative would otherwise have to be bifurcated, SFAS No. 155 allows a preparer on an instrument-by-instrument basis to elect fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to remeasurement.  The adoption of   SFAS No. 155 has not materially affected the Company’s reported loss, financial condition or cash flows.

In March, 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  The pronouncement establishes standards whereby servicing assets and servicing liabilities are initially measured at fair value, where applicable.  In addition, SFAS No. 156 allows subsequent measurement of servicing assets and liabilities at fair value, and where applicable, derivative instruments used to mitigate risks inherent with servicing assets and liabilities are likewise measured at fair value.  The adoption of SFAS No. 156 has not materially affected the Company’s reported loss, financial condition, or cash flows.

In March, 2006, the FASB issued Interpretation No. 48, (“FIN 48”) Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109, Accounting for Income Taxes.  FIN 48 prescribes criteria for the recognition and measurement of a tax position taken or expected to be taken in a tax return.  Accordingly, tax positions are analyzed to determine whether it is more likely than not they will be sustained when examined by the appropriate tax authority.  Positions that meet the more-likely-than-not criteria are measured to determine the amount of benefit to be recognized, whereas those positions that do not meet the more-likely-than-not criteria are derecognized in the financial statements.  The adoption of FIN 48 has not materially affected the Company’s reported loss, financial condition, or cash flows.

In September, 2006, the FASB issued SFAS No. 157, Fair Value Measurements.  The statement defines fair value, determines appropriate measurement methods, and expands disclosure requirements about those measurements.  The adoption of SFAS No. 157 has not materially affected the Company’s reported loss, financial condition, or cash flows.

In September, 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.  This statement requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as

COASTAL PACIFIC MINING CORP.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the period from Inception (March 27, 2007) to

April 30, 2007.

an asset or liability in its statement of financial position and to recognize changes in that unded status in the year of change through comprehensive income.  In addition, SFAS No. 158 requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position.  The adoption of SFAS No. 158 has not materially affected the Company’s reported loss, financial condition, or cash flows.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which amends SFAS No. 123, Accounting for Stock-Based Compensation.  This Statement, as revised, requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.  The cost will be recognized over the period during which an employee is required to provide service in exchange for the award.  No compensation cost is recognized for equity instruments for which employees do not render the requisite service.  The effective date for the Company is the first reporting period beginning after December 15, 2005.  The adoption of SFAS 123R has not materially affected the Company’s reported loss, financial condition, or cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115. This pronouncement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value.  The adoption of SFAS 159 has not materially affected the Company’s reported loss, financial condition, or cash flows

3.      Income Taxes

The Company has losses carried forward of approximately $42,000 which expire in 2013.

4.

Stockholders’ Equity

The Company is authorized to issue an unlimited number of shares of common stock with no par value and had 12,400,000 shares of common stock issued and outstanding as of the fiscal year ended April 30, 2007.

5.      Related Party Transactions

(i)

Acquisition of Mineral Claim

On April 3, 2007 the Company provided funds for the acquisition of a mineral claim pursuant to a letter agreement with Garland Stevens, Secretary-Treasurer and a director of the Company (the “Vendor”) which was memorialized on April 30, 2007.  Under the terms of the agreement the Company acquired an interest in Tenure number 530021, Event Number 4150607, which property is more particularly described as the Violet East Mineral Claim, located in the Liard Mining Division on the Klastline Plateau within the Stikine Arch of northwestern British Columbia.  The acquired property consists of approximately 431 hectares.  Under the terms of the letter agreement, the Company reimbursed cash consideration of $15,000 with respect to the Mineral Claim which had been advanced to the Vendor.  Additionally the Company paid $25,000 for consulting fees associated with the research and acquisition of the property to an arms length third party.  These amounts have been expensed on the Company’s Statement of Operations.

(ii)

Loan agreement

On March 27, 2007 the Company entered into a loan agreement with 961266 Alberta Inc. (the “Lender”), a shareholder of the Company, for $125,000.  The term of the loan is 24 months, with interest to accrue over the term of the loan at a rate of 10% per annum, payable in full on March 27, 2009.  Subsequent to April 30, 2007, the Company received instructions from the Lender to convert a total of $12,400 in loan proceeds to share subscriptions for a total of 12,400,000 shares of the Company’s common stock at $0.001 per share.  The $12,400 is shown as a current asset at April 30, 2007, since the receivable was satisfied prior to the issuance of the financial statements.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

1.

File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

(i)

Include any Prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Securities and Exchange Commission under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty (20%) percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table on the face page of the effective registration statement; or

(iii)

Include any additional or changed material information on the plan of distribution.

1.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

2.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

3.

File a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Calgary, Alberta, on this 27 day of November, 2007.

COASTAL PACIFIC MINING CORP.

BY: /S/ LARRY TAYLOR

    ----------------------------------

    LARRY TAYLOR, PRESIDENT AND DIRECTOR

Date: November 27, 2007

 /S/ GARLAND STEVENS

GARLAND STEVENS, SECRETARY, TREASURER AND DIRECTOR

DATE: November 27, 2007

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

BY: /S/ LARRY TAYLOR

    ----------------------------------

    LARRY TAYLOR, PRESIDENT AND DIRECTOR

Date:   November 27, 2007

 /S/ GARLAND STEVENS

GARLAND STEVENS, SECRETARY, TREASURER AND DIRECTOR

DATE:   November 27, 2007

/S/ DONAL J. PUGLISI

DONALD J. PUGLISI, AUTHORIZED REPRESENTATIVE AND AGENT FOR SERVICE IN THE UNITED STATES

DATE:   November 27, 2007

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